As filed with the Securities And Exchange Commission on August 5, 1996
                        SEC Registration No. 333-________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                    ----------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

         Delaware                    1541; 1761; 1791             76-0145668
         --------                    ----------------             ----------
(State or Other Jurisdiction   (Primary Standard Industrial      (IRS Employer
      Of Incorporation           Industrial Classification       Identification
      or Organization)                 Code Number)                   Number)

                                 14603 Chrisman
                              Houston, Texas 77039
                                 (713) 449-9000
    -----------------------------------------------------------------------
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

                     John T. Wilson, Chief Executive Officer
                                 14603 Chrisman
                              Houston, Texas 77039
                                 (713) 449-9000
    -----------------------------------------------------------------------
    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                              Of Agent For Service
                                   Copies to:

 Alan L. Talesnick, Esquire                     Felice F. Mischel, Esq.
 Francis B. Barron, Esquire                     Gregory Sichenzia, Esq.
Bearman Talesnick &  Clowdus             Schneck Weltman Hashmall & Mischel LLP
  Professional Corporation                     1285 Avenue of the Americas
1200 Seventeenth Street, Suite 2600                  New York, NY 10019
   Denver, Colorado 80202                              (212) 956-1500
       (303) 572-6500

- --------------------------------------------------------------------------------

     Approximate Date Of Commencement Of Proposed Sale To The Public: As Soon As Practicable After The Effective Date Of This Registration Statement.
- --------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                   CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                 Proposed         Proposed
                                                                                 Maximum          Maximum                 Amount
                                                                                 Offering        Aggregate                 Of
         Title Of Each Class Of Securities To Be             Amount To Be        Price Per        Offering            Registration
                        Registered                            Registered          Share(1)         Price                   Fee
===================================================================================================================================


Shares of Common Stock, $.001 par value, offered               1,035,000          $5.00          $5,175,000             $1,784.34
by the Company

Common Stock Purchase Warrants offered by the Company            517,500          $ .10              51,750                 17.84

Common Stock, issuable upon exercise of Common                   517,500          $5.00           2,587,500                892.17
Stock Purchase Warrants(2)

Underwriter's Warrants to purchase Common Stock                   90,000          $ ---                   9                   .01

Underwriter's Warrants to purchase Warrants                       45,000          $ ---                   1                   .01

Common Stock, issuable upon exercise of                           90,000          $6.00             540,000                186.19
Underwriter's Warrants(3)

Warrants, issuable upon exercise of Underwriter's                 45,000          $ .12               5,400                  1.86
Warrants(3)

Common Stock, issuable upon exercise of Warrants                  45,000          $6.00             270,000                 93.10
underlying Underwriter's Warrant(4)

Common Stock, issuable upon exercise of                        3,000,000          $5.00          15,000,000              5,172.00
outstanding Common Stock Purchase Warrants

Common Stock to be sold by Selling Securities                    500,100          $5.00            2,500,500               862.17
Holders

Common Stock Purchase Warrants to be sold by                   3,000,000          $ .10              300,000                103.44
Selling Securities Holders

Common Stock to be sold by Underwriter (from                     135,000          $6.00              810,000                279.29
Exercise of Underwriter's Warrant and
Warrants included in Underwriter's Warrant)

TOTAL                                                                                            $27,240,160             $9,392.42
===================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)  Issuable upon the exercise of Common Stock Purchase Warrants.  This Registration  Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of the Common Stock Purchase Warrants. No additional registration fee is included for these shares.

(3)  Reserved for issuance upon exercise of the  Underwriter's  Warrants together with such  indeterminate  number of Common Stock
     Purchase  Warrants  and/or Common Stock as may be issuable  pursuant to the  anti-dilution  provisions  of the  Underwriter's
     Warrants,  or the Common Stock Purchase  Warrants.

(4)  Reserved for issuance upon exercise of Common Stock Purchase Warrants obtained upon exercise of the Underwriter's Warrants.

The  Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which  specifically  states that this Registration  Statement shall thereafter become  effective in accordance with Section 8(a) of the Securities Act of 1933 or until the  Registration  Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                 i



                                     American International Consolidated Inc.

         Cross-reference Sheet between Registration Statement (Form S-1) and Form of Prospectus.


Item Number And Caption                                             Caption In Prospectus

10       General.                                                   Not Applicable.

101      Description Of Business.                                   Business.

102      Description Of Property.                                   Business--Properties.

103      Legal Proceedings.                                         Business--Legal Proceedings.

201      Market Price Of And Dividends On The                       Description Of Securities; Principal
         Registrant's Common Equity And Related                     Stockholders; Certain Risk Factors.
         Stockholder Matters.

202      Description Of Registrant's Securities.                    Description Of Securities.

301      Selected Financial Data.                                   Selected Consolidated Financial Data.

302      Supplementary Financial Information.                       Not Applicable.

303      Management's Discussion And Analysis Of                    Management's Discussion And Analysis
         Financial Condition And Results of Opera-                  Of Financial Condition And Results Of
         tions.                                                     Operations.

304      Changes In And Disagreements With Accoun-                  Changes In And Disagreements With
         tants On Accounting And Financial                          Accountants On Accounting And
         Disclosure.                                                Financial Disclosure.

401      Directors and Executive Officers.                          Management.

402      Executive Compensation.                                    Executive Compensation.

403      Security Ownership Of Certain Beneficial                   Principal Stockholders.
         Owners And Management.

404      Certain Relationships And Related Transac-                 Transactions Between The Company And
         tions.                                                     Related Parties.

405      Compliance with Section 16(a) Of The Ex-                   Not Applicable.
         change Act.

501      Forepart Of Registration Statement And Out-                Registration Statement Cover Page;
         side Front Cover Of Prospectus.                            Prospectus Cover Page; Prospectus Inside
                                                                    Cover Page.

502      Inside Front And Outside Back Cover Pages                  Cover Page; Inside Cover Page; Back
         Of Prospectus.                                             Cover Page.

503      Summary Information, Risk Factors, And                     Prospectus Summary; Certain Risk
         Ratio Of Earnings to Fixed Changes.                        Factors.

504      Use Of Proceeds.                                           Use Of Proceeds.

505      Determination Of Offering Price.                           Cover Page; Certain Risk Factors.

506      Dilution.                                                  Dilution.

507      Selling Security Holders.                                  Selling Securities Holders (in Alternate
                                                                    Prospectus)

508      Plan Of Distribution.                                      Cover Page; Underwriting.


                                                                ii






509      Interests Of Named Experts and Counsel.                    Experts; Legal Matters.

510      Disclosure Of Commission Position On                       Securities And Exchange Commission
         Indemnification For Securities Act Liabilities.            Position On Certain Indemnification.

511      Other Expenses Of Issuance And Distribution.               Prospectus Inside Cover Page.

512      Undertakings.                                              Not Applicable.

601      Exhibits.                                                  Not Applicable.

701      Recent Sales Of Unregistered Securities.                   Transactions Between The Company And
                                                                    Related Parties.

702      Indemnification Of Directors And Officers.                 Not Applicable.

801      Securities Act Industry Guides.                            Not Applicable.

802      Exchange Act Industry Guides.                              Not Applicable.



                                                                iii

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with a primary offering of 900,000 shares of Common Stock and 450,000 Warrants (the "Offering Prospectus"), and one to be used in connection with the secondary sale of 500,100 shares of Common Stock, 3,000,000 Warrants, and the Common Stock underlying those Warrants, by certain Selling Securities Holders (the "Selling Securities Holders' Prospectus"). The Offering Prospectus and the Selling Securities Holders' Prospectus will be identical in all respects except for the alternate pages for the Selling Securities Holders' Prospectus included herein which are labeled "Alternate Page for Selling Securities Holders' Prospectus".

                                    [Red Ink]



Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities And Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

[Logo red, white and blue flag]
                              Subject To Completion
                                 August 5, 1996
                                    [Red Ink]

PROSPECTUS

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.

                   900,000 Shares Of Common Stock And 450,000
                    Redeemable Common Stock Purchase Warrants

     This Prospectus relates to the offering (the "Offering") by American International Consolidated Inc. (the "Company") of 900,000 shares of common stock, $.01 par value (the "Common Stock"), and 450,000 Redeemable Common Stock Purchase Warrants (the "Warrants") through Dalton Kent Securities Group, Inc., the representative (the "Representative") of I.A. Rabinowitz & Co. and the other Underwriters (collectively, the "Underwriters"). The shares of Common Stock and the Warrants, which are offered on a firm commitment basis, may be purchased separately and will be transferable separately upon issuance.

     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing on the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.01 per Warrant at any time commencing 12 months after the date hereof, on not less than 30 days' prior written notice to the holders of the Warrants, provided that the average closing bid price of the Common Stock as reported on The Nasdaq Stock Market or the average closing sale price if listed on a national securities exchange, has been at least 150% of the then current exercise price of the Warrants, for each of the 20 consecutive business days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "DESCRIPTION OF SECURITIES-Warrants".

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of this Offering, or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "UNDERWRITING". The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market ("NASDAQ") under the trading symbols "AICI" and "AICIW," respectively. The Company also intends to apply for listing of the Common Stock and the Warrants on The Boston Stock Exchange ("BSE") under the trading symbols "AICI" and "AICW", respectively.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT THEREIN INVOLVES A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" (PAGE 9) AND "DILUTION" (PAGE 19).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


=============================================================================================================================
                                                                           Underwriting
                                           Price To Public (1)            Discount And                 Proceeds To
                                                                        Commissions (3)(4)            Company (4)(5)
- -----------------------------------------------------------------------------------------------------------------------------

Per Share (2)                                   $     5.00                 $   0.50                     $     4.50

Per Warrant                                     $      .10                 $   0.01                     $      .09

Total (2)                                       $4,545,000                 $454,500                     $4,090,500

=============================================================================================================================

                                                   (See Notes on following page)


     The Common Stock and Warrants are being offered by the Company through the Underwriters on a firm commitment basis. The Offering is made by the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part, or to withdraw or cancel the Offering without notice. It is expected that delivery of the certificates representing the Common Stock and the Warrants will be made against payment therefor at the offices of the Representative, 330 Seventh Avenue, New York, New York 10001 on or about _________, 1996.




Dalton Kent Securities Group, Inc.                      I.A. Rabinowitz & Co.



                  The date of this Prospectus is August 5, 1996

                                      Notes

(1) The offering price has been arbitrarily determined by negotiations between the Company and the Representative. See "RISK FACTORS".

(2) The Common Stock and Warrants are offered on a "firm underwriting" basis. The Common Stock and Warrants are offered, subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify the offer without notice. The Company has granted to the Underwriters an option, solely to cover over-allotments of the Offering, to purchase all or any part of 15 percent of the total number of shares of Common Stock and Warrants for a period of 45 days from the date of closing of the Offering at the price to public and subject to the underwriting discount and commissions shown in the above table. See "UNDERWRITING". The Underwriters reserve the right to reject subscriptions for any reason, including without limitation, because the Underwriters determine that the subscriber is not qualified to purchase the Common Stock or Warrants because either (i) the Offering has not been qualified in the subscriber's jurisdiction, or (ii) the Underwriters do not believe the investment is suitable for the subscriber based on the investment profile and strategy of the subscriber. In addition, the Underwriters may reject a subscription because the Offering has been oversubscribed.

(3) The Underwriters will receive a non-accountable expense allowance equal to three percent, or $136,350, of the $4,545,000 aggregate offering amount, of which $25,000 already has been advanced by the Company.

     Upon the closing of this Offering, the Company will enter into a consulting and merger and acquisition agreement with the Representative pursuant to which the Representative will receive a consulting fee of $108,000, payable at the Closing, for services to be rendered by the Representative to the Company for three years commencing on the closing date of the Offering.


     The Underwriting Agreement also provides for reciprocal indemnification between the Company and the Underwriters, including liabilities arising under the Securities Act of 1933, as amended. See "SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION".

(4) Upon the closing of the Offering, the Company will sell to the Underwriters and/or their designees, for an aggregate price of $10, warrants to purchase 90,000 shares of Common Stock and 45,000 Warrants (the "Underwriters' Warrants"). The Underwriters' Warrants will entitle the holder to purchase the shares of Common Stock at a purchase price of $6 per share and the Warrants at a purchase price of $.12 per Warrant. The Warrants are exercisable at $6.00 per share during the four year period commencing one year after the date of this Prospectus. See "UNDERWRITING".

(5) These amounts represent the proceeds to the Company after payment of the underwriting commissions, but before deduction of other offering expenses estimated at $554,000 (approximately $296,000 of which will have been paid prior to closing). These other offering expenses include the non-accountable expense allowance to the Underwriters of $136,350 and additional offering expenses estimated at $417,650 for filing fees, printing costs, legal and accounting fees, and miscellaneous expenses. After allowing for all such expenses and prior payments, the net proceeds to the Company from this Offering are expected to be $3,832,500.

     In addition, 26 persons (the "Selling Securities Holders") who previously purchased 500,100 shares of Common Stock and 3,000,000 Warrants in a private offering that was exempt from registration under federal and state securities laws are proposing to sell those shares and warrants to the public. The Company also is registering the exercise of those warrants by persons who purchase warrants from the Selling Securities Holders and resales of the Common Stock issuable upon the exercise of warrants by the Selling Securities Holders or persons who purchase warrants from the Selling Securities Holders. These transactions are being registered by separate Prospectus concurrently with this Offering. The Company will not receive any of the proceeds from the sale of shares and warrants by the Selling Securities Holders.

     The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, commencing with its fiscal year ending April 30, 1997. The Company may distribute quarterly reports containing unaudited interim financial information. The Company also will furnish stockholders with such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     Officers, directors and affiliates of the Company, and persons associated with them, may purchase Common Stock or Warrants in the offering. If such purchases are made, they will be made solely with a view toward investment and not resale. It is not expected that purchases by officers, directors and their affiliates will exceed five percent of the Common Stock or Warrants.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE COMMON STOCK AND WARRANTS ARE OFFERED SUBJECT TO PRIOR SALE, ALLOTMENT, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING WITHOUT PRIOR NOTICE. THE UNDERWRITER RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. THE OFFERING CANNOT BE MODIFIED UNLESS AN AMENDED REGISTRATION STATEMENT IS FILED AND DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION.

     THE COMPANY HAS NOT PREVIOUSLY FILED ANY REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND CURRENTLY IS NOT A REPORTING COMPANY.

     ANY DOCUMENT WHICH IS INCORPORATED BY REFERENCE HEREIN BUT NOT DELIVERED HEREWITH, MAY BE REQUESTED BY ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. SUCH REQUESTS SHALL BE MADE TO AMERICAN INTERNATIONAL CONSOLIDATED INC., 14603 CHRISMAN, HOUSTON, TEXAS 77039, TELEPHONE NUMBER (713) 449-9000. DELIVERY OF THE REQUESTED DOCUMENTS WILL BE MADE WITHOUT CHARGE.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"). All statements other than statements of historical fact included in this Prospectus,including without limitation, the statements under "PROSPECTUS SUMMARY", "RISK FACTORS-Risk Factors Relating To The Business Of The Company", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS- Liquidity And Capital Resources", "BUSINESS-Business Plan And Strategy", "-- Indebtedness To Major Supplier" and "--FCLT Loans", and Notes 3, 7, and 8 to the Consolidated Financial Statements located elsewhere herein regarding the Company's financial position and liquidity, the amount of its ability to make debt service payments, its strategies, financial instruments, and other matters, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                               PROSPECTUS SUMMARY
The Company

     American International Consolidated Inc. (the "Company") is a manufacturer and general contractor that focuses primarily on three types of construction products: mini-warehouses and self-storage facilities; metal buildings and structural steel projects; and cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or construction design, phase to the finish, or erection, phase of a project, including general construction, construction management, design, manufacture, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design, erection and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company intends to take advantage of its increased capital and improved financial condition resulting from this Offering by (i) increasing revenues, operating margins and profitability through the following: establishment of an in-house trim shop, expansion of its metal buildings manufacturing facility, decreasing interest expense (from reduction of debt), and decreasing bonding costs; and (ii) increasing business volume through increasing bonding capacity in order to access larger projects and other new business, undertaking planned domestic and international marketing programs, and increasing business referrals from suppliers and other business contacts. See "BUSINESS--Business Plan And Strategy" for a more detailed description of this strategy and each of these items. See also "USE OF PROCEEDS".

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (713) 449-9000.

     The Company was incorporated under the laws of Texas in May 1985 and changed its state of incorporation to Delaware in June 1994. In July 1996, the Company changed its name to American International Consolidated Inc. from American International Construction Inc.

The Offering

Securities Offered                      The Company is  offering,  for $5.00 per
                                        share, 900,000 shares of the Company's common stock (the "Common Stock") and 450,000 redeemable common stock purchase warrants (the "Warrants"). Each Warrant entitles the holder to purchase one share of Common Stock for $5.00 per share during the period beginning on the date of this prospectus and ending five years from the date of this prospectus.
                                        See "DESCRIP- TION OF SECURITIES".

Offering Price                          $ 5.00 per share of Common Stock
                                        $ .10 per Warrant

Warrant  Exercise Price                 $  5.00  per  share  of  Common   Stock,
                                        subject   to   adjustments   in  certain
                                        circumstances

Warrant Exercise Period The Period commencing on the date of this prospectus and expiring on __________, 2001. Shares of Common Stock outstanding prior to Offering:
                                        2,900,100

Shares of Common Stock offered (1):     900,000

Shares of Common Stock outstanding
  after the Offering:                   3,800,100

Warrants outstanding prior to
  Offering:                             3,000,000

Warrants offered:                         450,000

Warrants outstanding after
  the Offering:                         3,450,000

Shares of Common Stock  Outstanding
  after the Offering assuming exercise
  of all Warrants offered in Offering
  and previously outstanding:           7,250,100

Estimated net proceeds to the
 Company (2):                         $ 3,832,500

- --------------------

(1) Does not include (i) up to 450,000 shares of Common Stock issuable upon exercise of the Warrants included in the Offering, (ii) up to 135,000 shares of Common Stock included in the Underwriters' over-allotment option,
     (iii) up to 135,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants and the warrants issuable to the Underwriters upon the exercise of the Underwriters' Warrants, and (iv) 3,000,000 shares of Common Stock issuable upon exercise of previously outstanding warrants. See "UNDERWRITING".

(2) This amount is after deduction of aggregate selling commissions of $454,500 and of $258,000 as the unpaid portion of the other total estimated offering expenses of $355,000.

Redemption Of The Warrants              The  Warrants  are   redeemable  by  the
                                        Company  at a price of $.01 per  Warrant
                                        upon 30 days prior  written or published
                                        notice at any time  commencing 12 months
                                        after  the date of this  Prospectus  and
                                        prior to their  exercise or  expiration,
                                        provided  however,  that the closing bid
                                        quotation  for the Common Stock for each
                                        of the 20 consecutive business days end-
                                        ing  on  the  third  day  prior  to  the
                                        Company's  giving  notice of  redemption
                                        has been at  least  150  percent  of the
                                        then  effective  exercise  price  of the
                                        Warrants.     The    Warrants     remain
                                        exercisable  during  the  30-day  notice
                                        period.  Any  Warrantholder who does not
                                        exercise that holder's Warrants prior to
                                        their  expiration or redemption,  as the
                                        case  may  be,  forfeits  that  holder's
                                        right to  purchase  the shares of Common
                                        Stock   underlying  the  Warrants.   See
                                        "DESCRIPTION OF SECURITIES--Common Stock
                                        Purchase Warrants--Redemption".

Use Of Proceeds                         Net  proceeds  are  intended  to be used
                                        primarily for  establishing an in- house
                                        trim shop, expanding the capacity of the
                                        Company's  metal  buildings   production
                                        facility,     undertaking     additional
                                        marketing    activities,    payment   of
                                        outstanding indebtedness, and increasing
                                        working capital, which is anticipated to
                                        enable  the  Company  to  increase   its
                                        bonding line.  See "USE OF PROCEEDS" and
                                        "BUSINESS".

Risk  Factors                           The securities  offered hereby involve a
                                        high degree of risk and substantial immediate dilution to new investors. See
                                        "CERTAIN RISK FACTORS" and "DILUTION".

NASDAQ Symbols                          Common Stock - AICI    Warrants - AICIW

Boston Exchange Symbol                  Common Stock - AIC     Warrants - AICW

Summary Selected Financial Data

     The financial statements included in this Prospectus set forth information regarding the Company as of and for the fiscal years ended April 30, 1996, 1995 and 1994 (audited). See "FINANCIAL INFORMATION". The summary selected financial data shown below is derived from, and is qualified in its entirety by, those financial statements, which are contained in the "FINANCIAL INFORMATION" section of this Prospectus.




                                        Fiscal Year Ended April 30
                                        --------------------------

                                         1995                 1996
                                         ----                 ----
                                        Actual               Actual

Operating Results:

Revenues.......................         $24,317,051         $31,184,828

Net Income.....................             186,662             351,570

Net Income Per share (1).......                 .08                 .15

                                                                                 Fiscal Year
                                                                                    Ended
                                                                                April 30, 1996
Balance Sheet Data:                                                             As Adjusted(1)
- -------------------                                                             --------------

Working Capital (Deficit)......         (1,405,511)             836,774            2,182,037

Total assets...................           5,487,091           7,346,083            9,383,000

Long Term Debt ................             453,868           2,422,292            1,222,292

Total liabilities..............           6,059,154           7,566,576            6,066,576

Accumulated (deficit)..........           (720,218)            (368,648)            (368,648)
Stockholders' equity
  (deficit)....................           (572,063)            (220,493)           3,316,007

 --------------------

(1)  As adjusted for (a) $300,000 loan  consummated in July 1996 and (b) net proceeds from this
     Offering,  including  repayment of $1.2 million of long-term debt and $300,000 of unsecured notes. See, "USE OF PROCEEDS".


                                                         8

                                  RISK FACTORS

     THE COMMON STOCK AND WARRANTS BEING OFFERED INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT. Prospective investors should consider carefully, among other factors, the risk factors and other special considerations relating to the Company and this offering set forth below.

Risk Factors Relating To The Business Of The Company
- ----------------------------------------------------

     1. Possibility Of Unprofitable Operations. The Company's audited results for each of the fiscal years ended April 30, 1996 and 1995 resulted in a profit; however, the Company incurred operating losses for each of the fiscal years ended April 30, 1994, 1993 and 1992, and there is no assurance that the operations of the Company will be profitable in the future. See "BUSINESS--Business Plan And Strategy" and "FINANCIAL INFORMATION".

     2. Limited Financial Resources, Negative Net Worth, And Outstanding Obligations. The Company has limited financial resources available, which has had an adverse impact on the Company's liquidity. Its activities and operations to date have resulted in a negative net worth. There is no assurance that the proceeds of this Offering will be sufficient to successfully develop, produce, and market the Company's services. The Company may be forced to limit its activities because of the lack of availability of adequate financing. In the past, the Company's limited liquidity has limited the amount of credit available from the Company's suppliers. If the Company were not to have adequate financing available in the future, it is likely that this credit limitation would continue and that the Company's domestic and international marketing would be directly affected, which would impair the Company's ability to increase its business volume.

     The Company's negative net worth and financial condition in general have prevented the Company from being able to obtain performance and payment bonds, which has limited the Company's ability to obtain certain projects. If this Offering is successfully completed, the Company believes that it will be able to increase its bonding line and thereby increase the jobs available to it. See "BUSINESS- Business Plan and Strategy -- Strengthen Financial Condition and Increase Bonding Capacity".

     3. Outstanding Indebtedness. As of April 30, 1996, the Company owed its major supplier of raw materials (the "Supplier") $1,065,825 for accounts payable and an additional $2,400,000 that is evidenced by a note (the "Note") and other related loan documents. The Company is required to make weekly payments of $11,537 for outstanding principal and accrued interest on the Note until April 30, 2001. If this Offering is successfully completed, of which there is no assurance, the Company intends to use $1.2 million of the proceeds to reduce the balance of the Note to approximately $1.1 million, which will reduce the weekly payments to approximately $6,000 per week. Pursuant to the terms of the Note, it is an event of default if the Company's net income before interest expense is less than 1.5 percent of the Company's total sales for any fiscal year beginning with the fiscal year ending April 30, 1997. Although the Company would not have satisfied this requirement for any of its previous fiscal years, management believes that it will be able to do so for fiscal 1997 and thereafter.
Nevertheless, there is no assurance that the Company will satisfy this requirement. If this requirement is not satisfied, the Company will be required to obtain alternate financing, receive a waiver from the Supplier, or default on the Note. See "BUSINESS--Indebtedness To Major Supplier".

     As of April 30, 1996, the Company also owed an aggregate of approximately $373,000 to FCLT, L.P., a Texas limited partnership ("FCLT"), pursuant to two loans that are payable in June 1998, are collateralized by the Company's land and buildings, and are guaranteed by the three principal stockholders of the Company. Aggregate monthly payments on these two loans are $6,082. See "BUSINESS--Outstanding Bank Loans".

     The Company has other long-term obligations of an aggregate of approximately $202,000 at April 30, 1996 that require aggregate monthly payments of approximately $312,000. The Company also is the obligor on an aggregate of $300,000 principal amount of unsecured notes that will be repaid from the proceeds of this Offering. See "USE OF PROCEEDS".

     The Company believes it will be able to make all monthly debt payments from its operating funds and that it will be able to satisfy the June 1998 balloon payments on the two bank loans either through operating funds or through refinancing. However, there is no assurance that this will be the case or that the Company's indebtedness will not have a significant negative impact on the Company's operations.

     4. Fluctuations In Industry Construction Activity. Although most recently, new construction projects for storage facilities, warehouses and pre-engineered metal buildings and freezer/refrigerated facilities, as well as renovations and remodeling projects, have occurred at a historically active rate, new projects were not as numerous in prior years. These fluctuations in industry activity result from numerous factors, including general economic conditions, interest rates and the general real estate market. There can be no assurance that future demand for the Company's services will be adequate for the Company to operate profitably.

     5. Uncertain Markets And Market Acceptance. No assurance can be given of market acceptance or profitability from sales of the Company's current services or that sales of future services will be profitable. The Company's industry is extremely competitive and subject to numerous changes. See "BUSINESS".

     6. Competition. The Company competes, in a highly competitive environment, with many companies in the manufacture, construction and erection of storage facilities, warehouses, pre-engineered metal buildings, freezer/refrigerated facilities, and other construction services. Many of the Company's primary competitors not only have greater resources than the Company, they also have larger administrative staffs and more available service personnel. The larger competitors also may use their greater financial resources to develop and market their services. The presence of these competitors may be a significant impediment to any attempts by the Company to develop its business. Major competitive factors include product knowledge, experience, past relationships, quality of performance, financial condition, reputation, timeliness, and pricing. The Company believes that it ranks highly and therefore will have certain competitive advantages in attempting to develop and market its services, including the Company's excellent relationships with its past and current customers, which has led to "repeat" business, the Company's product knowledge, experience, past relationships, quality of performance, reputation and pricing, and the Company's ability to respond to customer requests more quickly than some larger competitors. For the year ended April 30, 1996, approximately 43% percent of the Company's business was derived from repeat customers; however there is no assurance that this will occur in the future. None of the Company's repeat business is derived from long-term contracts, and all repeat business results from separately negotiated contracts. With respect to lower rankings for competitive factors, the Company's capitalization prior to this Offering has placed it at a competitive disadvantage in the past but the Company believes that as a result of this Offering it will increase its ability to compete on the basis of financial condition. However, there is no assurance that this will prove correct. See "BUSINESS-- Marketing" and "BUSINESS--Industry Environment".

     7. Exposure To Construction Related Litigation. The construction industry has a high incidence of litigation, and as a participant in this industry, the Company is constantly exposed to the risk of litigation. Even though the Company maintains insurance for these matters in amounts customary in the industry, and even if the Company prevails in any such litigation, of which there is no assurance, the management time and out-of-pocket expense expended in commercial litigation could have an adverse impact on the Company.

     8. Past Dependence On Major Customers. During the fiscal years ended April 30, 1995 and 1994, U-Haul, Inc. accounted for approximately $4.8 and $4.9 million, respectively, or approximately 20 percent and 19 percent, respectively, of the Company's total revenues. During the fiscal year ended April 30, 1996, U-Haul, Inc. accounted for approximately $8.1 Million, or 26 percent, of the Company's total revenues. The Company negotiates each project with U-Haul separately as there is no contract with U-Haul covering the construction of future projects. The loss of U-Haul, Inc.'s business could have a materially adverse effect on the Company. Also during the fiscal year ended April 30, 1994, another customer, with a contract for cold storage construction, accounted for approximately 22 percent of the Company's total revenues. This contract was entered into as a one-time project, and the Company does not anticipate any future business from this customer. See "BUSINESS--Reliance On Major Customers".

     9. Previous Experience In International Markets. The Company plans to expand its business in international markets but a significant portion of its past experiences in international markets has been unprofitable. The past losses from international business occurred in situations in which the Company had set up satellite offices in other countries, such as Guam and Puerto Rico, and the cost of operating and maintaining these offices was too great to operate profitably. The Company has closed its offices in Puerto Rico and in Guam, and believes that it will be able to conduct business internationally without opening satellite offices. The Company currently is doing a small amount of business internationally through an international sales force located in its Houston, Texas headquarters. Although there can be no assurance, management of the Company believes that despite past losses in international markets, it will be able to operate profitably in international markets in the future. This is based on the Company's belief that because it is accustomed to undertaking projects in areas geographically separated from its home office, it will be better suited to serving customers in foreign markets than competitors that generally operate in proximity to their home base. The Company also believes that it will be able to operate profitably in foreign markets because it believes the demand in those markets currently exceeds the availability of qualified companies to service them.

     10. Availability Of Labor. In order to minimize overhead, the Company often contracts with independent third parties to provide a substantial portion of the labor for its construction projects. Therefore, the Company's ability to provide these services is dependent upon outside sources of workers and this may result in delays in the completion of contracts due to the unavailability of such labor. The Company is not currently experiencing, and has not in the past experienced, a shortage of labor.

     11. Possible Effect Of Subcontractors' Use Of Unionized Labor. At the current time, the use of unionized labor by subcontractors engaged by the Company does not have a significant effect on the Company because subcontractors tend to use unionized labor only in areas where there is a heavy concentration of unionized labor, and because in those areas other contractors in competition with the Company most often utilize unionized labor so that there would be no competitive advantages or disadvantages to the Company. There is no assurance that this situation will remain constant in the future.

     12. Dependence On Key Personnel. The success of the Company is largely dependent upon the efforts of John Wilson, Chief Executive Officer and a director of the Company, Danny Clemons, President and a director of the Company,
R. L. Farrar, Vice President of Operations, Treasurer, Secretary and a director of the Company, and Jim Williams, Vice President of Finance, Assistant Secretary and a director of the Company. The loss of the services of any of these persons or the loss of the services of Jimmy M. Rogers, head of the Company's Thermal System Division, could be detrimental to the Company as there is no assurance that the Company could replace any of them adequately at an affordable compensation level. See "MANAGEMENT". The Company has entered into employment agreements with each of the above officers. See "REMUNERATION--Employments Contracts And Termination Of Employment And Change-In-Control Arrangements". The Company is the beneficiary for $500,000 of key-man term life insurance coverage on each of Messrs. Wilson, Clemons, Farrar, Rogers and Williams. There is no assurance that these insurance policies will provide the Company with adequate compensation in the event of the death of any of the insured.

     13. Government Regulation And Workers Compensation Insurance. The Company is subject to government regulation of its business operations. In addition, the Company's construction activities must meet with the requirements of local building codes, and the Company is required to provide workers compensation or alternate insurance coverage for the Company's employees. Because of the nature of the Company's business in construction services, the cost of this insurance for the Company's on-site employees is higher relative to the cost of insurance coverage for the Company's office personnel. When construction work is performed on behalf of the Company by subcontractors, the subcontractors, and not the Company, pay the direct costs of insurance for the construction workers. There is no assurance that subsequent changes in laws or regulations will not affect the Company's operations adversely.

     14. Possible Need For Future Financing. The Company believes that the proceeds of this offering will enable it to accomplish the purposes set forth under "BUSINESS", although there can be no assurance that this will be the case. If the proceeds of this offering are not sufficient, the Company would be required to seek additional financing to enable it to conduct its business operations. There can be no assurance that the Company will be able to obtain such financing on acceptable terms. Any such additional financing may entail substantial dilution of the equity of the then-existing stockholders of the Company. The availability of additional financing may be restricted by provisions in the underwriting agreement with the Underwriter that require, for a period of 24 months after this Offering, that the Company obtain the Underwriter's permission in order to issue securities for financing purposes. See "UNDERWRITING".

     15. Use Of Proceeds Not Specific. The proceeds of this offering have been allocated only generally. The specific uses of investors' funds will depend upon the business judgment of management, upon which the investors must rely, with only limited information about management's specific intentions. See "USE OF PROCEEDS" and "BUSINESS".

     16. Potential Conflicts Of Interest. Potential conflicts of interest may arise between the Company and its officers and directors. Each of the Company's officers and directors may be engaged in other business activities in addition to his involvement with the Company. As a result, conflicts of interest may arise in the area of corporate opportunities or in the area of conflicting time commitments with respect to the officers and directors of the Company. Conflicts of interest may also develop with respect to contractual relationships that may be entered into between the Company and any of its officers and directors. See "TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES".

     At the present time, there are not any material conflicts of interest between the Company and any of its officers or directors, except to the extent that their respective positions as large stockholders might present conflicts of interest. A previously existing conflict of interest was resolved in May 1994 when AIC Management, Inc. merged with and into the Company. At the time of the merger, AIC Management, Inc. owned the land and buildings that are utilized for the Company's administrative offices as well as its metal buildings manufacturing facility. The shareholders and directors of AIC Management, Inc. at the time of the merger were Messrs. Clemons, Farrar and Wilson, who are the three largest stockholders and three of the four directors of the Company.

     The Company has not established any special procedures for dealing with any such conflicts. In the event any conflicts of interest arise with respect to any officer or director of the Company, the Company anticipates that its officers and directors will exercise their judgment consistent with their fiduciary duties arising under the applicable state laws. There can be no assurance that all conflicts of interest will be resolved in favor of the Company.

Risk Factors Concerning This Offering And The Securities Offered
- ----------------------------------------------------------------

     17. Significant Dilution To Investors. An investor in this Offering will, immediately after the Offering, incur significant dilution from the amount of his initial investment, as compared to the book value per share of the Common Stock purchased. Dilution to new investors will be $4.13, or 83 percent, per share of Common Stock. It appears that significant dilution also will be the case for any exercise of Warrants in the foreseeable future, although this cannot be certain because the amount of any such dilution will depend on the future business operations and other activities of the Company. See "DILUTION".

     18. Control By Present Stockholders And Management. After the Offering, Management of the Company will remain in effective control of the Company as it will own enough shares in the aggregate that it would be able to elect all of the directors of the Company, and the investors in this Offering, voting by themselves as a group, would not be able to elect any of the directors of the Company. See "PRINCIPAL STOCKHOLDERS" and "DESCRIPTION OF SECURITIES".

     19. No Dividends. Since its inception, the Company has paid no dividends with respect to its Common Stock and it does not contemplate paying dividends in the foreseeable future. The Company currently is prohibited from paying dividends by its agreements with a supplier to whom it is indebted. See "BUSINESS--Indebtedness To Major Supplier".

     20. No Assurance Of Market For Common Stock Or Warrants. There currently is no public market for the Common Stock or Warrants (collectively, the "Securities") being offered, and no assurance can be given that a market will develop. The Company has not taken any steps to create an aftermarket for the Securities and has made no arrangements with broker-dealers to serve as market makers in the Securities. If a trading market does develop for any of the Securities, the prices may be highly volatile. None of the Underwriters is obligated to make a market in any of the Securities upon completion of this offering, and, even if an Underwriter makes a market following the Offering, there is no assurance that it will continue to do so in the future. In addition, if a market for any of the Securities does develop, and the Securities are not traded on the Nasdaq Small-Cap Market system and are sold below certain prices, many brokerage firms may not effect transactions in the Securities, and sales of the Securities may be subject to Securities And Exchange Commission ("SEC") Rule 15g-9. See below, "Risk Factor No. ". Trading in the Securities, if any, will be limited to the Nasdaq Small-Cap Market system or, if the Company does not qualify or continue to qualify for listing on the Nasdaq Small-Cap Market system, the electronic bulletin board or the "pink sheets" used by members of the National Association Of Securities Dealers, Inc. ("NASD"). If a market does not develop for the Securities, it may be difficult or impossible for purchasers to resell the Securities. There is no assurance that any of the Securities can ever be sold at the offered price or at any price.

     21. Possible Effects Of SEC And NASDAQ Rules On Market For Common Stock And Warrants. The Company has applied to the NASD for listing of the Company's Securities on the NASDAQ Market System following the completion of this offering. In order for the Company's Securities to be eligible for initial listing on the Nasdaq Small-Cap Market system ("NASDAQ"), the Company must have total assets of at least $4 million, capital and surplus of at least $2 million, and a minimum bid price of at least $3 per security. After the Company initially has been listed for trading on NASDAQ, in order to continue to be listed on NASDAQ, the Company must continue to have total assets of at least $2 million, capital and surplus of at least $1 million, and a price per share of at least $1. There is no assurance that the Company will be able to meet the initial or continued requirements for NASDAQ.

     If (i) the Company's Securities are no longer eligible for trading on NASDAQ, and (ii) those Securities are traded for less than $5 per security, then unless the Company's net tangible assets exceed $2,000,000 or the Company has had average revenue of at least $6,000,000 for the last three (3) years, the respective security (a "Low-Priced Security") will be subject to SEC Rule 15g-9 concerning sales of low-priced securities or "penny stock" unless the security is otherwise exempt from Rule 15g-9. Pursuant to Rule 15g-9, prior to concluding a sale, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written representations and agreement concerning the transaction. In addition, Rule 15g-2 generally requires broker-dealers to provide customers for whom they are effecting transactions in a Low-Priced Security, before the transactions, with a standard risk disclosure document describing the customer's right to disclosures of the (i) current bid and ask quotations, if any, (ii) compensation of the broker-dealer and the salesperson in the transaction, and (iii) monthly account statements showing the market value of such stock held in the customer's account. If the Common Stock or Warrants individually trade for more than $5 per security, then these rules will not apply to transactions in the respective security trading for over $5. To the extent that the respective security becomes a Low-Priced Security, these rules will apply and may have a negative effect on the desire of brokers to sell the Company's Securities, may have a negative effect on the brokers' ability to do so, and also may have a negative effect on the ability of purchasers in this offering to sell the Company's securities in the secondary market.

     22. Underwriters' Influence On Possible Market For Common Stock And Warrants. A significant amount of the Securities to be sold in this Offering may be sold to customers of the Underwriters. These customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Underwriters. Although they have no legal obligation or commitment to do so, one or more of the Underwriters may from time to time become market makers and otherwise effect transactions in such Securities. An Underwriter, if it participates in the market, may be the sole or primary market maker, it may effect a large proportion of all transactions in the Securities, and it may for these or other reasons be a dominating influence in the market, if one develops, for the Securities. The prices and liquidity of the Securities may be significantly affected by the degree, if any, of the Underwriters' participation in such market. In these situations, the price of the Securities as quoted by an Underwriter may not be subject to an independent market for the Securities.

     23. Shares Eligible For Future Sales. The Company has a total of 2,900,100 shares of Common Stock issued and outstanding that are "restricted securities". Restricted securities may be sold in a registered public offering under the Securities Act of 1933, as amended (the "1933 Act"), or in open-market transactions in compliance with Rule 144 adopted under the 1933 Act if the conditions of Rule 144 are satisfied. Generally, Rule 144 provides that, subject to current information being publicly available concerning the Company, after a person has held the restricted securities for a period of two years, that person may sell, in any three-month period, an amount of up to one percent of the Company's outstanding Common Stock. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than three years are not subject to any limitations on the sale of their restricted securities. Under Rule 144, and subject to the sales volume limitations described above, 2,400,000 shares of Common Stock would become eligible for resale 90 days after the date of this Prospectus; however, the holders of 2,257,401 of these shares have agreed with the Underwriter not to sell any of these shares until two years after the date of this Prospectus without first obtaining the prior written consent of the Underwriter. In addition, the sale by the Selling Securities Holders of 500,100 shares of restricted Common Stock, 3,000,000 Warrants, and the 3,000,000 shares of Common Stock underlying those Warrants is being registered pursuant to the registration statement of which this Prospectus is a part. Although the sale of the securities by the Selling Securities Holders is being registered, the Selling Securities Holders have agreed with the Underwriter that they will not sell any of these Securities until _________, 1997 [one year after the effective date of this Registration Statement] without first obtaining the prior written consent of the Underwriter. Sales under Rule 144 and by the Selling Securities Holders, whenever they are made, may have a depressive effect on the price of the Common Stock.

     24. Possible Issuance Of Additional Shares Of Common Stock And Preferred Stock. Subject to the Representative's right to approve any additional issuances of Common Stock, preferred stock, and other securities of the Company for one year after the effective date of the Offering, under the Company's Certificate Of Incorporation, the Board Of Directors of the Company has the power to issue up to an aggregate of 20,000,000 shares of Common Stock of the Company, of which 2,900,100 were issued and outstanding as of June 30, 1996, and of which an additional 3,000,000 are reserved for issuance upon the exercise of previously outstanding Warrants, without stockholder approval under certain circumstances. If this were to occur, of which there is no present intention, there would be additional equity dilution to the investors in this Offering. Under the Company's Certificate Of Incorporation, the Board Of Directors of the Company also has the power to issue all the 1,000,000 authorized and unissued shares of the Company's $1.00 par value preferred stock without stockholder approval under certain circumstances. The Board Of Directors of the Company has the right to fix the rights, privileges and preferences of any class of preferred stock to be issued in the future. Any class of preferred stock that may be authorized in the future may have rights, privileges, and preferences senior to the Common Stock. The creation of a class of preferred stock with rights senior to the Common Stock could be authorized by the Board Of Directors of the Company without the approval of the holders of the Common Stock and may adversely affect the rights of the holders of Common Stock. See "DESCRIPTION OF SECURITIES" and "UNDERWRITING".

     25. Arbitrary Determination Of Offering Price Of Units And Exercise Price Of Warrants. The price at which the Units are being offered to the public and the price at which the Warrants are exercisable for shares of Common Stock have been determined arbitrarily. The offering price and exercise price were arrived at after negotiations between the Company and the Representative and were based upon the Company's and the Representative's assessment of the history and prospects of the Company, the background of the Company's management and current conditions in the securities markets. Each of these factors was given approximately equal weight. There is no relationship between the offering price or the exercise price and the Company's assets, book value, net worth or any other economic or recognized criteria of value. See "DESCRIPTION OF SECURITIES".

     26. Registration Or Exemption Required To Exercise Warrants. Holders of Warrants have the right to exercise their Warrants to purchase Common Stock only if a registration statement relating to those shares is then in effect or an exemption from registration is available and only if those shares are qualified for sale, or are deemed to be exempt from qualification, under applicable securities laws of the state of residence of the holder of those shares. The Company intends to have a registration statement in effect at times that the Warrants are eligible for exercise, although there can be no assurance that the Company will be able to do so. However, the Company will not be required to honor the exercise of the Warrants if, in its opinion, the issuance of Common Stock would be unlawful because of the absence of an effective registration statement or for other reasons. If the Company were unable to cause a required registration statement to be effective during a period of time when holders wished to exercise, the market value of the Warrants could be adversely affected.

     27. Lack Of Experience Of The Representative Of The Underwriters. The Representative became a member of the National Association of Securities Dealers, Inc. in May 1996 and has not previously underwritten a public offering. The limited experience of the Representative may adversely affect the development of a market for the Common Stock and/or Warrants. See above "--Risk Factor No. 20. No Assurance Of Market For Common Stock Or Warrants" and "--Risk Factor No. 22. Underwriters' Influence On Possible Market For Common Stock And Warrants".

                                 USE OF PROCEEDS

     The net proceeds to the Company from this offering are estimated to be $3,832,500 after deducting selling commissions and other unpaid expenses of the offering. Total selling commissions equal to ten percent of the gross offering proceeds from the Common Stock and Warrants, together with a three percent non-accountable expense allowance, will be allowed to the Underwriters upon consummation of the offering. Other expenses of the offering, estimated to be $554,000, include printing costs, legal fees, accounting fees, blue sky fees and costs, transfer agent fees, SEC, NASD and NASDAQ filing fees and other miscellaneous costs. Approximately $296,000 of the total offering expenses will have been paid prior to closing by the Company, leaving $258,000 of offering expenses and $454,500 of selling commissions to be paid from the offering proceeds. The $3,832,500 of net proceeds are expected to be allocated substantially as follows and applied in the following order of priority, during the 12 month period following the offering (1):

                                                                                     Approximate
                                                                                      Percentage
                                                               Approximate                    of
                                                                    Amount          Net Proceeds
                                                                    ------          ------------

Establish In-House Trim Shop; Expand Capacity of Metal
 Buildings Manufacturing Facility (2)......................       $700,000                 18.3%

Domestic and International Marketing Program...............        285,000                  7.5%

Reduction of Secured Note to Major Supplier (3)............      1,200,000                 31.3%

Repayment of Unsecured Notes (4)...........................        300,000                  7.8%

Upgrade Computer Software Systems..........................         50,000                  1.3%

Reduction of Trade Accounts ...............................        300,000                  7.8%

Other Working Capital (5)..................................        997,500                 26.0%
                                                                   -------                 -----

         TOTAL NET PROCEEDS                                     $3,832,500                  100%
                                                                 =========                  ====

- --------------------

(1) See "BUSINESS--Business Plan And Strategy" for a description of how the proposed allocation of proceeds of this Offering applies to the Company's plans.

(2) A portion of the proceeds for the in-house trim shop, which will be located in a portion of the metal buildings manufacturing facility, will be used for the purchase of initial inventory of trim material and of operating equipment, including a press with a bed length of 27 to 33 feet, a hemming mill machine, a button lock mill machine, a trim break machine, a cut-to-length-line machine, and four work tables. Expansion of the manufacturing facility also will include the acquisition of two 250-ton presses, four welding machines, die sets, and miscellaneous hand tools.

(3) The Company intends to reduce by $1.2 million the outstanding principal balance on the outstanding note to its major supplier. When this occurs, that note, which accrues interest at one percent over the Prime Rate (as designated in The Wall Street Journal) and matures on April 30, 2001, will be adjusted to decrease the weekly payments from $11,537 to approximately $6,000. See "BUSINESS--Indebtedness To Major Supplier".

(4) The Company intends to repay the $300,000 of indebtedness that was incurred in July 1996 in order to pay for costs of this Offering and to provide immediate working capital. This indebtedness accrues interest at 10 percent per annum and is due and payable upon the earliest to occur of January 24, 1997 or the closing of any public debt or equity financing of the Company or the closing of any transaction in which the Company's securities are exchanged for securities of another entity (whether by merger or otherwise).

(5) The Company's working capital will be utilized for general corporate purposes and operating expenses, including payment of $108,000 for the Representative's consulting fee. See "UNDERWRITING".

     Although the amounts set forth above indicate management's present estimate of the Company's use of the net proceeds from the offering, the Company may reallocate the proceeds or utilize the proceeds for other corporate purposes based on the contingencies described below. The actual expenditures may vary from the estimates in the table because of a number of factors, including whether the Company has been operating profitably, what other obligations have been incurred by the Company, whether the Company desires to expand its existing operations, and other changes in circumstances. Although no alternate plans currently exist, other uses could include additional funds for increased marketing, expanded operations or additional payment on accounts. If the Company's need for working capital increases, the Company could seek additional funds through loans or other financing. No such arrangements exist or are currently contemplated, and there can be no assurance that they may be obtained in the future should the need arise. If the use of the proceeds of the offering in the manner described above proves impractical or it is otherwise deemed by Management to be in the Company's best interests to utilize the proceeds in another manner, the Company may apply the proceeds of the offering in such manner as it deems appropriate under the then existing circumstances. The Company has no present intention, agreements or understandings to make any material acquisitions of businesses, assets, or technologies.

                                 DIVIDEND POLICY

     The Company was not paid any dividends to date. The Company currently intends to retain its future earnings, if any, to fund the development and growth of its business and, therefore, does not anticipate paying cash dividends on its Common Stock in the future.

                                    DILUTION

     The net tangible book value of the Company as of April 30, 1996 was ($379,256), or ($.13) per share, after giving effect to the 500,100 shares of Common Stock issued in connection with the loan consummated in July 1996. Net tangible book value per share represents the amount of total tangible assets of the Company, reduced by the amount of its total liabilities, divided by the total number of shares of Common Stock outstanding. After giving effect to the sale by the Company of 900,000 shares of Common Stock and 450,000 Warrants at the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant, the as adjusted net tangible book value of the Company as of April 30, 1996 would have been $3,316,007, or $0.87 per share of Common Stock. This represents an immediate increase in net tangible book value of $1.00 per share to existing stockholders and an immediate dilution of $____ per share to new investors. The following table illustrates the per share dilution in net tangible book value to new investors:



Public offering price per share                                        $ 5.00

   Net tangible book value per share before the Offering               ($0.13)

   Increase per share attributable to new investors                    $ 1.00

Net tangible book value per share after the Offering                   $  .87

Dilution per share to new investors                                    $ 4.13

     The following table summarizes, on a pro forma basis, after the closing of the Offering, the differences in total consideration paid for Common Stock and the average price per share paid by existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company assuming an initial public offering price of $5.00 per share:


                                      Shares Purchased              Total Consideration
                                      ----------------              -------------------

                                  Number        Percent           Amount            Percent          Average
                                  ------        -------           ------            -------        Price/Share
                                                                                                   -----------

Existing stockholders           2,900,100        76.3%          $  148,155             3.2%            $0.05

New investors                     900,000        23.7%          $4,500,000             96.8%           $5.00

         Total                  3,800,000       100.0%          $4,648,155            100.0%


     The information presented above, with respect to existing  stockholders,  assumes no exercise of the Underwriter's  Warrants, the Warrants included in the Offering,  or the Warrants outstanding prior to the Offering.  In addition,  200,000 shares of Common
Stock have been  reserved  for  issuance  upon the  exercise of options  granted  pursuant to the  Company's  Stock  Option  Plan, approximately  ______ of which  options  currently  are  outstanding.  The  issuance of Common Stock under such plan may result in further dilution to new investors.



                                                                19

                                    BUSINESS

Overview

     American International Consolidated Inc. (the "Company") is a manufacturer and general contractor that focuses primarily on three types of construction products: the manufacture of metal buildings and structural steel projects; the construction of mini-warehouses and self-storage facilities; and the construction of cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or design, phase to the finish, or erection, phase of a project, including design, manufacture, general construction, construction management, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design, erection, and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (713) 449-9000.

Description Of Business

     Within its manufacturing and construction operations, the Company operates three specialty divisions: (i) the manufacture of metal buildings and structural steel projects; (ii) mini-warehouses and other self-storage facilities; and
(iii) cold storage buildings, including refrigerated and freezer facilities. The actual manufacturing, construction and other operating services related to these are generally provided separately by the particular specialty division of the Company, and the administrative or non- construction services are provided by the same marketing, accounting, billing, collection, capital financing, in-house legal, and other general administrative portions of the Company. Set forth below is a description of each of the three specialty operations of the Company.

                         Manufacture Of Metal Buildings
                         ------------------------------

     The Company provides different variations of services in its metal buildings and metal roof activities. Most often, the Company will be engaged to pre-engineer, prepare construction drawings, manufacture the building frames, procure all non-structural steel, sheeting and trim, and then ship these products to the customer, with the customer being responsible for erection and installation as well as site preparation for the building. The Company also may be engaged, in some instances, in the actual erection of the building. In other situations, the Company may be engaged only to provide the material components or to provide the frame itself in the form of cut and welded pieces of steel that are based on drawings provided by the customer. In all cases, the Company generally will rely on the owner's being responsible for site preparation, including work on the slab or other foundation.

     The Company's metal buildings division also provides both conventional and pre-engineered building face lifts and retrofits, and performs the dismantling and relocation of metal buildings. The experience and knowledge to provide these services are a natural by-product of the other services provided by the Company.

     For the fiscal year ended April 30, 1996, the Company realized approximately $9.2 million in gross revenues from its metal buildings manufacturing and construction services. Approximately $1.7 million, or 18 percent, of this volume resulted from international sales despite the fact that the Company has virtually no continuing marketing effort for international sales.

     The  Company  believes  that it  could  increase  its  international  metal buildings manufacturing and construction services significantly through a marketing program that would entail attendance at trade shows and direct sales visits to U.S. based companies with international operations. These two methods of expansion appear preferable to attempting to establish more sales representatives. The Company believes that international expansion is desirable at this time because (i) there does not appear to be local competition in most countries, (ii) international projects tend to have higher margins, and (iii) with respect to Mexico in particular, the North American Free Trade Agreement ("NAFTA") significantly reduces taxes and makes transportation of products and materials both easier and less expensive. The Company believes it may be at a competitive advantage for international business because its metal buildings are generally more simple to erect, the Company is better able to provide continued service after the completion of the transaction, and the Company tends to be able to customize its proposals to deal with international needs that may be different from those for domestic projects. Because the Company's metal frames generally include more of the component pieces already welded on than those of its competitors, they are simple to erect.

     The Company also is attempting to increase the volume and profitability of its metal buildings manufacturing and construction services by pursuing specialty buildings, such as wood processing plants, shopping centers, medical centers, professional buildings and office buildings, and undertaking projects in areas where local competition does not exist. The Company has built four wood processing plants in the past, was awarded a contract for another wood processing plant in July 1996, and submitted bids for two additional wood processing plants in early August 1996. These plants, which make various types of particle board, pressboard and strand board out of wood, tend to be located in thinly populated or wilderness areas where there are no local construction companies able to undertake the required project. This should provide the Company with a competitive advantage because it is accustomed to constructing its projects in localities other than its headquarters and to bringing its workers and subcontractors into areas away from home.

     In constructing metal buildings, the Company utilizes steel frames and steel roof materials, however the walls can be made of brick or any other material. The Company believes it is at a competitive advantage in bidding projects utilizing non-steel materials for the walls because most of its competitors prefer to use metal walls that they manufacture and thereby increase their profit, whereas the Company purchases all walls from other companies, regardless of whether they are metal, and therefore, there is no incentive for the Company's bids for projects with non-steel walls to be structured to favor the steel wall alternative.

     There are approximately 44 full time employees working in the metal buildings divisions, including the general manager, three salespersons, two estimators, one customer service representative, one shop manager, four draftspersons, two secretaries, two international sales persons, four installation laborers, and 24 shop personnel including machine operators, welders, foremen and helpers.

                         Construction Of Mini-Warehouses
                         -------------------------------

     During the fiscal year ended April 30, 1996, the Company realized approximately $20.6 million of revenue from its mini-warehouse construction. Generally, mini-warehouse projects are undertaken in one of the following three ways: (1) the Company is engaged to provide all aspects of the project from breaking ground to turnkey installation; (2) the Company is engaged as a subcontractor to provide the building frame, the walls, roof and interior partitions; and (3) the Company is engaged to convert existing buildings, such as office buildings, strip centers, warehouses and manufacturing buildings, into mini- warehouse facilities. In all three of the above situations, the Company provides its own trained job foreman and crew to erect the steel portion (walls, roof, partitions) and subcontracts the remaining work to regional contractors.

     The Company believes that it is the largest independent construction company for mini-warehouses in the United States at the current time, with approximately 39 percent of the Company's mini-warehouse construction work currently being undertaken on behalf of U-Haul Inc. For the fiscal year ended April 30, 1995, U-Haul Inc. represented approximately 42 percent of the Company's mini- warehouse construction business although the Company has also transacted construction work for Public Storage, Inc., Shurguard Corporation, and other companies. The Company believes that it is the contractor for approximately 25 to 35 percent of U-Haul Inc.'s mini-warehouse construction business and that the Company 's relationship with U-Haul Inc. continues to be excellent.

     The Company's employees for its mini-warehouse construction business include a chief operating officer, a construction manager, one architectural draftsperson, three project managers, an operations coordinator, a project assistant, an executive secretary, two purchasing department employees, three estimators, four draftspersons, four salespeople, nine field superintendents, and 40 to 50 crew members.

        Construction Of Cold Storage (Refrigerated And Freezer) Buildings
        -----------------------------------------------------------------

     The Company's cold storage construction services are performed with the Company serving either as a specialty subcontractor that is responsible only for constructing the refrigerated or freezer portions of the building, or as a general contractor that is responsible for the entire building. When the Company acts in the capacity of a general contractor, it subcontracts out most aspects of the construction that do not deal directly with the cold storage function.

     For the fiscal year ended April 30, 1996, cold storage construction services accounted for approximately $1.4 million of revenue.

     Much of the business and many of the referrals in the cold storage line of business are influenced heavily by a contractor's financial condition, bonding capacity, and rapidity of payment. The Company believes that as a result of this Offering, it will improve its financial condition, increase the frequency of payment of its accounts, and obtain more desirable terms for its bonding arrangements and material purchases. These factors are particularly important in obtaining cold storage construction business because a very high percentage of the referrals for cold storage construction come from suppliers, and the suppliers tend to favor those construction companies that pay their bills on a timely basis. In addition, a high percentage of the work available in cold storage construction is for companies with national or international operations. Financial strength and bonding ability are considered quite important by companies of that nature.

     Competition in cold storage construction is highly specialized and limited. The Company believes that if it is able to improve the timing of its payments and its credit standing, it will lower its costs by obtaining better terms from suppliers and increase its business by the improved supplier relationships and image of the Company. It also believes that its business will improve to the extent that any of the Offering proceeds are spent on additional marketing activities.

     Personnel involved in the Company's cold storage construction services include a chief operating officer, a vice president-in-charge of field work and purchasing, a general superintendent, a site supervisor, an administrative secretary and two salespersons.

Backlog

     As of April 30, 1996 the Company had an aggregate backlog of approximately $12.1 million, including a backlog of $4.4 million related to its metal building manufacturing division, $7.6 million related to its mini-warehouse construction division, and approximately $46,000 related to its cold storage construction division. The Company expects to complete all of this backlog in the first two quarters of fiscal 1997. By comparison, as of April 30, 1995, the Company had an aggregate backlog of approximately $13.3 million in the respective amounts of $4.1 million, $8.7 million, and $.2 million related to its metal building manufacturing, mini-warehouse construction, and cold storage construction divisions, respectively.

Industry Environment

     Management believes that the current industry environment complements the Company's plan to focus on its three types of specialty manufacturing and construction services. The demand for mini- warehouses and pre-engineered metal buildings has increased dramatically in the past few years. The Company believes that the demand for these structures will continue to increase, and that it is well positioned to meet this demand because of its expertise and business reputation in these areas. Management also believes that the general increase in the level of business internationally, coupled with the Company's ability to service those areas and the relatively low level of competition for the Company in many of those areas, also positions the Company extremely well for growth, most particularly with respect to cold storage and metal buildings. See "RISK FACTORS--Previous Experience In International Markets". Although there is no assurance that the growth of the industry or of the Company will continue, the Company believes its business will continue to increase and that it will benefit from a future increase in new construction in these and other areas.

Business Plan And Strategy

     Management of the Company believes that the Company's significant business experience, quality of services, client relationships and efficient operations are attributes that will enable the Company to continue to progress in the current industry environment.

     Management's business plan and strategy in following through from this Offering is summarized as follows:

                   Increase Revenue, Margins And Profitability
                   -------------------------------------------

     Establish An In-House Trim Shop. The Company intends to utilize a portion of the proceeds of this Offering to establish an in-house trim shop to fabricate various types of metal trim for walls, corners, gutters, windows, doors and other openings. See "USE OF PROCEEDS". This will involve acquisition of a press with a bed length of 27 to 33 feet, a hemming mill machine, a button lock machine, a trim break machine, a cut-to-length-line machine, two overhead cranes, four welding machines, and four work tables. In the past, the Company has not had this capability and has had to subcontract this work. The in-house trim shop not only represents additional revenue for the Company, but also results in higher margins than most of the Company's other work to third parties.

     Expand Metal Buildings Manufacturing Facility. The Company intends to utilize a portion of the proceeds of this Offering to increase the floor space of its metal buildings manufacturing facility from approximately 15,000 square feet to approximately 30,000 square feet. See "USE OF PROCEEDS". Approximately ___ square feet of the expanded space will house the trim shop described in the preceding paragraph under "Establish An In-House Trim Shop". Management believes that the expansion will enable the Company to operate at an increased capacity level as well as to increase its operating efficiencies and therefore its operating margins. The Company anticipates that it will save work time and therefore labor costs as a result of the fact that the additional space will allow a more efficient workflow arrangement for materials and job pieces to flow through the shop more efficiently and directly. The additional space also will enable each worker to have the raw materials inventory that he utilizes to be placed more closely to him and not in a pile mixed with other materials several yards away. Additional cost savings also are anticipated by providing additional space for storage of raw materials inventory and thereby allowing the Company to purchase raw materials in larger quantities at lower unit prices.

     Decrease Interest Expense. The Company will utilize $1.2 million of the proceeds of this Offering to reduce outstanding indebtedness to the Supplier. This indebtedness currently accrues interest at one percentage point above the prime rate. See "USE OF PROCEEDS" and "--Indebtedness To Major Supplier". As a result of this debt reduction, the Company's weekly payment on this debt, which is currently $11,537 will decrease to approximately $6,000.

     Decrease Bonding Costs. During its fiscal year ended April 30, 1996, the Company paid aggregate premium expenses of approximately $35,000, or approximately four percent of the respective gross contract price to obtain performance bonds for its work. Management believes, based on discussions with its bonding agent, that the improvement in the Company's financial condition resulting from the Offering will enable the Company to obtain performance bonds for a premium cost of 1.5 to 2.0 percent of the respective gross contract prices; however there is no assurance that this will occur. Although the total amount that would have been saved in bonding costs during fiscal 1996 is limited, future savings are anticipated to be more significant because the Company believes that in the future it will be utilizing greater amounts of performance bonds because of the increased bonding capacity it believes will be available. See "--Increase Business Volume: Strengthen Financial Condition And Increase Bonding Capacity" below.

                            Increase Business Volume
                            ------------------------

     Strengthen Financial Condition And Increase Bonding Capacity. By strengthening its financial condition, the Company recently has increased, and anticipates it will be able to further increase, its bonding capacity. Based on its financial results for the fiscal year ended April 30, 1996, the Company has increased its bonding capacity for a single job from $500,000 to $1,500,000 and its aggregate bonding capacity from approximately $1 million to $5 million. It is anticipated, based on discussions with the Company's bonding agent, that as a result of this Offering the Company's bonding capacity would increase to $5 million per job and that its aggregate bonding capacity also would increase significantly; however, there is no assurance that this will occur. Each increase in the Company's bonding capacity expands the number, nature and size of contracts that are available for the Company to submit bids.

     Undertake Planned Domestic And International Marketing Programs. The Company intends to utilize a portion of the proceeds of this Offering to undertake planned domestic and international marketing programs through attendance at industry trade shows, direct sales visits, and advertisements in publications. See "USE OF PROCEEDS". In the past, the Company has not budgeted or expended a significant or otherwise meaningful amount of funds for marketing. Management of the Company believes that because of the Company's experience, reputation and expertise, a planned marketing effort should be successful in deriving new business; however, there is no assurance that this will be the case. See "RISK FACTORS--Previous Experience In International Markets".

     Increase Business Referrals From Suppliers And Other Business Contacts. Management of the Company believes that this Offering will enable the Company to have sufficient working capital to be more timely in payment of its trade accounts and that this, together with other aspects of its improved financial condition, will result in an increase in business referrals received by the Company from its suppliers and other business contacts. Nevertheless, there is no assurance that this will occur.

Marketing

     The Company obtains business primarily through repeat business from previous and existing customers and recommendations from customers and vendors. As indicated elsewhere in this Prospectus, the Company intends to utilize a portion of the proceeds of this offering to undertake a marketing program that includes trade show attendance, sales call visits, and advertising. Management believes that a marketing program of this nature will have a positive impact on the Company's business. See "USE OF PROCEEDS" and foregoing subsections under "Description Of Business".

Reliance On Major Customers

     During the fiscal year ended April 30, 1996, one of the Company's customers, U-Haul, Inc., accounted for approximately $8.1 million, or approximately 26 percent, of the Company's total revenues. For the fiscal year ended April 30, 1995, U-Haul, Inc. represented $4.8 million, or 20 percent, of the Company's total revenues. Although the loss of U-Haul Inc.'s business could have a material adverse effect on the Company, the Company believes that this is unlikely to occur in the near future and that the potential effect on the Company will decrease over time as the Company's revenues from other customers increase.

Subsidiaries

     C.H.O.A. Construction Company ("C.H.O.A.") was formed in September 1993 to perform general construction services in the State of Louisiana. C.H.O.A. was formed as a Louisiana corporation and originally was owned 80 percent by the Company and 20 percent by a general contractor licensed in Louisiana.
Subsequently, the Company acquired the 20 percent minority interest, and C.H.O.A. currently is a wholly-owned subsidiary of the Company.

     L. Campbell Construction, Inc. ("Campbell") was formed as a wholly-owned subsidiary of the Company in order to handle the Company's turnkey and general construction operations. Campbell was incorporated under the laws of the State of Texas in January 1991. Since its inception in January 1991, much of the general construction work has been performed by the Company directly under agreement with U-Haul. Consequently, the Company has little or no future need to perform general construction operations under Campbell and expects to dissolve Campbell or merge Campbell with and into the Company. Campbell currently has no assets and no liabilities.

     In November 1994, two wholly-owned subsidiaries of the Company, American International Thermal Systems, Inc. ("AI Thermal") and American International Building Systems, Inc. ("AI Building"), merged with and into the Company. AI Thermal performed cold storage construction services and AI Building manufactured metal buildings and structural steel projects. The Company performs these same services through two of its divisions.

     In May 1994, AIC Management, Inc. ("AIC Management") merged with and into the Company. Before the merger, AIC Management was wholly-owned by Messrs. Clemons, Farrar and Wilson, each of whom is an officer, director and 29.47 percent stockholder of the Company. AIC Management was formed in February 1987 to provide management and consulting services to the construction industry, however all such services were provided to the Company. Prior to the merger, AIC Management owned the Company's office building and warehouse/assembly plant and leased them to the Company.

     In August 1994 and November 1994, respectively, the Company dissolved two of its inactive, wholly-owned subsidiaries, Belko Construction, Inc. and AIC Export Corporation.

Indebtedness To Major Supplier

     As of April 30, 1996, the Company owed an aggregate of $3,465,825 to its major supplier (the "Supplier"), of metal building components. This debt consisted of $1,065,825 in accounts payable and $2,400,000 in principal and interest under a note (the "Note") dated April 24, 1996 executed by the Company.

     The Note is payable in installments and accrues interest at one percent above the prime rate designated in The Wall Street Journal. The Company is required to make consecutive weekly payments of $11,537 for outstanding accrued interest and principal, until April 24, 2001 when the Note will have been paid in full. The Company, which has the right to prepay the Note in full or in part at any time without penalty, intends, and is required under the Loan Agreement, to pay $1.2 million to reduce the principal on the Note from the proceeds of the Offering. At the time this payment is made, the weekly payment on the Note will be reduced so that the remaining principal balance will be amortized evenly, including payments of interest, over the remaining term of the Note. If this payment were made on October 31, 1996, the weekly payment on the Note would be reduced from $11,537 to approximately $6,000. See "RISK FACTORS--Risk Factor No. 3" and "USE OF PROCEEDS".

     Pursuant to the Loan Agreement effective April 24, 1996 between and among the Supplier, the Company, and Danny Clemons, Ralph and Judith Farrar, Jim and Shirley Williams and John Wilson (collectively, the five individuals are referred to as the "Guarantors"), the Note is secured by a blanket security interest in all the Company's accounts, equipment, and inventory, whenever acquired, and all proceeds and products of such assets (collectively, the "Collateral"), subject only to security interests previously granted to FCLT, L.P., a Texas limited partnership. The Collateral secures the Note and all other obligations of the Company to the Supplier. The Company also must provide the Supplier with monthly financial statements prepared in accordance with generally accepted accounting principles and with audited annual financial statements that are not subject to a qualification of the auditors' opinion. The Loan Agreement prohibits the Company from assuming any additional liabilities except for (a) accounts payable and unsecured liabilities to vendors and suppliers, (b) up to $500,000 of private placement debt, and (c) those expenditures for goods and services incurred in the ordinary course of business on ordinary trade terms. The Company also is prohibited from: (i) compensating any of the Guarantors who are employees of the Company in excess of $150,000 per year during the term of the Loan Agreement, (ii) making any advances to third parties other than in the ordinary course of business and advances to employees for emergencies up to $25,000, (iii) investing in any other third parties, (iv) making any capital expenditure in excess of $25,000 or cumulative capital expenditures in excess of $120,000 in the aggregate annually, except for capital expenditures made with proceeds of this Offering and except for trade debt incurred in the ordinary course of business, (v) declaring or paying dividends, (vi) changing its corporate organization by merger, consolidation, joint venture or any other method without the written consent of the Supplier, (vii) substantially changing its management personnel or the general character of its business, and (viii) permitting the ratio of each of its current assets to current liabilities to decrease below 60 percent, but notwithstanding the foregoing, the Loan Agreement expressly states that the Company is in no way inhibited or prohibited from undertaking an initial public offering of stock. Pursuant to the Note and/or the Loan Agreement, if (a) any terms, covenants, or other obligations under the Loan Documents are breached or any representation or warranty is incorrect or materially misleading, (b) any judgment against any the Company remains undischarged for a period of 90 days, (c) any Guarantor shall be adjudicated bankrupt or dies and the life insurance proceeds are not first applied to repay the Note, (d) the Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated bankrupt or becomes insolvent, or (e) the Company fails to maintain earnings before interest expense equal to at least 1.5% of gross revenues, then all of the outstanding amounts due under the Note shall become immediately due and payable. In addition, upon the occurrence of any of the above events, the Supplier may exercise its right of offset against the Collateral. The Loan Agreement terminates upon the satisfaction of all obligations of the Guarantors and the Company under the Loan Documents. The Loan Agreement also requires that the Company use $1.2 million of the proceeds from this Offering to reduce the balance of the Note. As indicated above, when that payment is made, the weekly payment on the Note will be reduced so that the remaining balance will be amortized evenly, including payments of interest, over the remaining term of the Note.

     Also pursuant to the terms of the Loan Agreement, the Company and the Supplier have agreed that, prior to commencement of this Offering, the Supplier may review a draft of the Prospectus or Registration Statement used in connection with this Offering and that the Company and the Supplier will attempt to cooperate with one another in agreeing upon language in the Prospectus or Registration Statement relating to the Supplier.

     Pursuant to the Security Agreement-Pledge effective April 24, 1996, the Company and Guarantors pledged to the Supplier all the issued and outstanding stock of the Company and its subsidiaries that they respectively own, and they agreed not to transfer or otherwise encumber any of these shares during the term of the Loan Agreement. Further, the Company and Guarantors executed Irrevocable Limited Stock Powers appointing the Supplier's legal counsel as attorney to transfer the above stock to the Supplier in the event of a default under the Loan Documents. The shares pledged as collateral are to be returned to the Guarantors and the Company upon the payment of all amounts due under the Note.

     The Guarantors also executed Continuing Guarantees to the Supplier which fully guaranteed all outstanding amounts due under the Note in the event of default under the Loan Documents.

FCLT Loans

     As of April 30, 1996, the Company owed FCLT, L.P., a Texas limited partnership ("FCLT"), an aggregate of approximately $373,000 (the "Debt") under two loan agreements. See "RISK FACTORS--Outstanding Indebtedness".

     One loan is evidenced by a promissory note in the face amount of $414,000, with an outstanding principal balance of $289,000 at April 30, 1996. The Company is required to make monthly payments on this note, including interest, of $4,907 to FCLT until June 1998, at which time all outstanding principal and interest become payable. The other loan is evidenced by a promissory note in the face amount of $180,000, with an outstanding principal balance of $83,000 at April 30, 1996. The Company is required to make monthly payments on this note, including interest, of $1,175 to FCLT until June 1998, at which time all outstanding principal and interest become payable. The Company's aggregate monthly payments, including interest, currently are $6,082 to FCLT. Interest accrues on the outstanding Debt at the rate of 10 percent per annum until maturity and at the rate of 18 percent per annum after maturity. The Company may prepay part of or all the Debt at any time without penalty.

     The Debt is secured by two Deeds of Trust on the Company's real property on which the Company's offices and warehouse/assembly plant are located. In the event that the Company sells any of this property, FCLT has the right to declare the entire outstanding Debt immediately due and payable. The Debt is guaranteed by each of Messrs. Wilson, Clemons and Farrar.

Government Regulation

     The Company's business is subject to a variety of governmental regulations and licensing requirements relating to construction activities. Prior to commencing work on a project in the United States, the Company is required to obtain building permits and, in some jurisdictions, a general contractor license is required by the state or local licensing authorities. In addition, the construction projects are required to meet federal, state and local code requirements relating to construction, building, fire and safety codes. In order to complete a project and obtain a certificate of occupancy, the Company is required to obtain the approval of local authorities confirming compliance with these requirements.

     The Company is subject to similar and sometimes more onerous government regulations and licensing requirements of any foreign countries in which it operates. Although the Company has not researched the applicable laws of all foreign countries, the Company is not aware of any significant impediments to doing business in most other countries. If significant impediments do arise in certain countries, the Company does not intend to pursue business there.

Employees

     The Company has 152 employees including its Chief Executive Officer, the Presidents for each of its three divisions, an in-house legal counsel, one Vice President, five project managers, two project coordinators, four estimators, a manager of business development, nine draftsmen, seven salesmen, 15 superintendents, 24 shop workers, 40 to 50 construction employees, five accounting personnel and 10 secretarial, administrative and clerical employees.

     There are no family relationships among the Company's officers and directors.

Properties

     The Company occupies, approximately 16,000 square feet of space in an office building and 21,450 square feet of space in a warehouse/assembly plant/office at 14603 Chrisman, Houston, Texas. Both buildings, together with the approximately 7.3 acres on which they are located, are owned by the Company.

Legal Proceedings

     No material legal proceedings, other than ordinary routine litigation incidental to the business of the Company are pending in which the Company is a party, or to which the property of the Company is subject, and no such material proceeding is known by management of the Company to be contemplated.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected financial data of the Company presented below for each of the years in the five-year period ended April 30, 1996 are derived from the audited consolidated financial statements of the Company for these periods. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto and "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" included elsewhere in this
Prospectus. The selected consolidated financial data provided below is not necessarily indicative of the future results of operations or financial performance of the Company.

                                                              Years Ended April 30,
                                         --------------------------------------------------------------
                                         1992          1993           1994         1995           1996
                                         ----          ----           ----         ----           ----

Statement of Operations Data:                        (in thousands, except per share data)

Contract revenues                       $19,918      $16,843         $25,845*    $24,317         $31,185

Contract cost                            18,277       13,905          22,566      20,812          27,204

Gross profit                              1,641        2,938           3,279       3,505           3,981

Selling, general and administrative       2,421        3,126           3,459       3,069           3,421

Interest and other financing costs           79          192             219         188             184

Federal income tax expense                   --           --              --          --              35

Net income (loss) after pro forma         (565)        (361)           (420)         187             352
income taxes

Net income (loss) per share after         (.24)        (.15)           (.18)         .08             .15
pro forma income taxes

Dividends paid per share                    .04          .03             .01         -0-             -0-





                                                                    April 30,
                                         ----------------------------------------------------------------
                                          1992          1993            1994        1995           1996
                                          ----          ----            ----        ----           ----

Balance Sheet Data:

Current Assets                            3,021         3,058           4,581       4,163           5,944

Current Liabilities                       3,258         4,076           5,974       5,563           5,107

Working capital (deficiency)            $  (232)      $(1,018)        $(1,393)    $(1,406)         $  837

Total assets                              4,382         4,265           5,717       5,487           7,346

Long-term debt                            1,029           519             495         454           2,422

Stockholders' equity (deficit)                94         (330)           (759)       (572)           (220)





                                                                29

- -------------

(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for discussion of a non-recurring contract for $5.58 million that was performed during 1994.

(2) Prior to its acquisition during the year ended April 30, 1994, AIC Management, Inc. was a nontaxable entity. Pro forma income taxes are reflected herein as if AIC Management, Inc. had been a taxable entity for the periods preceding its acquisition.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Results Of Operations

     The following table sets forth for the periods indicated the percentages that certain items are of total revenues and the percentage of change of that ratio from the corresponding year-earlier period:

                                                                                                Percentage Change From
                                               Percentage of Total Revenues                          Prior Period
                                          ---------------------------------------             ---------------------------
                                                   Year Ended April 30,                          Year Ended April 30,
                                          ---------------------------------------             ---------------------------
                                          1994              1995             1996              1995                  1996
                                          ----              ----             ----              ----                  ----

Revenues:

   Contract revenues:                     100.0%            100.0%           100.0%             (5.9%)                28.2%

Costs and expenses:

   Contract costs:                         87.3%             85.6%            87.2%             (7.8%)                30.7%

   Selling, general and                    13.4%             12.6%            11.0%            (11.3%)                11.5%
     administrative:

   Interest and other financing costs:       .8%               .8%              .5%            (14.2%)               (1.9%)
                                           -----            ------          -------            -------               ------

Total costs and expenses:                 101.5%             99.3%            98.7%             (8.3%)                28.0%
                                          ======             =====            =====             ======                =====


     Fiscal Year Ended April 30, 1996 Compared With Fiscal Year Ended April 30, 1995.

     For the fiscal year ended April 30, 1996, the Company reported a net profit of $352,000, or $.15 per share, on revenues of $31,185,000 as compared with net profit of $187,000, or $.08 per share, on revenues of $24,317,000 for the prior year. The increased profit resulted primarily from increased revenues and from a reduction in selling, general and administrative expenses as a percentage of revenues, which decreased to 11.0% of gross revenues in fiscal 1996 from 12.6% of gross revenues in fiscal 1995.

     The increase in total revenues from $24,317,000 in fiscal 1995 to $31,185,000 in fiscal 1996 is due primarily to a large increase in sales of the mini-warehouses and other general construction products. Although these increased sales were realized at a lower overall gross profit margin, management believes that the increase in volume more than justified growth in this area. The decrease in gross profit margin was from 14.4% for fiscal 1995 to 12.8% for fiscal 1996.

     The  Company's   contract  backlog  as  of  April  30,  1996  decreased  to
$12,079,000   from  $13,055,000  as  of  April  30,  1995,  which  is  primarily attributable to a lower volume of mini-warehouse general construction products. From April 30, 1994 to April 30, 1995, the Company's backlog increased from $10,500,000 to $13,055,000, which was primarily attributable to both the metal building and mini-warehouse general construction products.

     Interest expense decreased by $4,000 even though gross revenues increased by almost $7 million in fiscal 1996. This was primarily due to a favorable financing agreement negotiated with its major supplier which allowed the Company to substantially increase its existing outstanding accounts payable and therefore reduce its borrowings to finance accounts receivables.

     Fiscal Year Ended April 30, 1995 Compared With Fiscal Year Ended April 30, 1994.

     For the fiscal year ended April 30, 1995, the Company reported a net profit of $187,000, or $.08 per share, on total revenues of $24,317,000 as compared with a net loss of $420,000, or $.18 per share, in fiscal 1994, on total revenues of $25,845,000.

     The decrease in revenues for fiscal 1995 as compared with fiscal 1994 is primarily due to a large one-time contract for a cold storage facility in fiscal 1994. This contract resulted in revenues of $5,583,000 in fiscal 1994 versus $1,268,000 in 1995.

     The increase in profitability for fiscal 1995 over fiscal 1994 resulted primarily from an increase in gross margin percentage from 12.7% in fiscal 1994 to 14.4% in fiscal 1995 and a reduction in selling, general and administrative expenses of $391,000 in fiscal 1995 as compared to fiscal 1994. The Company experienced lower margins in fiscal 1994 as a result of the aforementioned cold storage facility contract that contributed $5,583,000 of revenues during fiscal 1994. The Company accepted this contract at a "cost plus a fixed fee". The fixed fee was well below the Company's usual profit margin, but management felt that the increase in volume coupled with the relatively low risk of a cost plus contract more than justified acceptance of this contract.

     Selling, general and administrative expenses, as a percentage of gross revenues, declined in fiscal 1995 to 12.6% from 13.4% in fiscal 1994. This was a result of management's decision to manage international sales from its corporate headquarters, and thereby eliminate overhead in other locations.

     Interest expense decreased by $31,000 from fiscal 1994 to fiscal 1995 because of reduced borrowings to finance receivables during fiscal 1995. Interest expense in connection with receivable financing amounted to $101,000 in fiscal 1994 as compared to $58,000 for fiscal 1995. The Company was able to lower its usage of receivable financing in fiscal 1995 because of the improvement in gross margins and the reduction in overhead as previously discussed.

Liquidity And Capital Resources

     As of April 30, 1996, the Company had current assets of $5,944,000 and current liabilities of $5,107,000, which represents a positive working capital of $837,000 as compared with a working capital deficiency of $1,406,000 as of April 30, 1995. The $2,243,000 improvement in working capital is primarily the result of the Company's converting $2,400,000 of current accounts payable into the Note from Supplier. See "BUSINESS--Indebtedness To Major Supplier". The Company's improved operating results and refinancing of two real estate notes payable also contributed to the improvement in working capital during fiscal 1996.

     The Company's net cash flow is materially affected by the timing of payments of accounts payable, other amounts owed and collection of accounts receivable. For the fiscal year ended April 30, 1996, the Company's cash balance decreased by $363,000 from the prior year. This decrease is primarily attributable to the Company's utilizing available cash to reduce notes payables and capital lease obligations by $758,000, which includes paying off its factoring line of credit.

     The Company's cash flow from operations increased by $158,000 for fiscal 1996 as compared with fiscal 1995. This increase is primarily attributable to the Company's improved operating results. Net income for fiscal 1996 increased by $165,000 as compared to fiscal 1995.

     For the fiscal year ending April 30, 1997, the Company is planning to make capital expenditures described under "USE OF PROCEEDS", which assumes the successful completion of this Offering. The current maturities of long-term debt and capital lease obligations that are required to be paid during fiscal 1997 are approximately $552,000 in the aggregate. Management of the Company believes that for fiscal 1997, the Company's anticipated cash flow from operations, together with its financing arrangement with its major supplier, will be adequate for the Company to meet its requirements for operations, debt service and necessary capital expenditures. However, without the successful completion of this Offering, the Company does not anticipate being able to undertake the majority of the capital expenditures described under "USE OF PROCEEDS" in the near future.

     As indicated below and in the Company's financial statements, the Company has experienced losses from operations in the past. However, the Company believes that it will be able to continue to operate profitably in the future as a result of increased operating volume and the benefits to be derived by it from the proposed public offering described elsewhere in this prospectus, including additional profitability from establishment of an in-house trim shop, expansion of its metal building manufacturing capacity, and reduction of interest expenses for borrowed funds.

     As of April 30, 1996, the Company's backlog was $12,079,000 as compared with $13,055,000 for fiscal year end 1995. The Company anticipates increased volume for fiscal 1997 and does not anticipate that its liquidity or capital resources will be significantly altered by its operating results for fiscal 1997.

                                   MANAGEMENT

     The Officers and Directors of the Company are as follows:


Name                     Age             Position
- ----                     ---             --------

John T. Wilson           42       Chief Executive Officer, Chairman Of The Board
                                  and Director

Danny R. Clemons         46       President/Mini-Warehouse Division and Director

Ralph L. Farrar          49       President/Metal Buildings Division, Secretary
                                  and Director

Jim W. Williams          41       Vice President/Finance, Chief Financial
                                  Officer, Assistant Secretary and Director


     John T. Wilson has served as Chief Executive Officer of the Company since May 1992 after having served as Vice President from May 1985 to May 1992. Mr. Wilson also has served as a Director of the Company since its formation in May 1985 and as Chairman Of The Board since November 1994. In addition to his other responsibilities as Chief Executive Officer, Mr. Wilson coordinates the Company's marketing, administrative and financial activities. Mr. Wilson has in excess of 22 years of experience working in the construction industry.

     Danny R. Clemons has served as President of the Mini-Warehouse Division of the Company since November 1994 after having served as President of the Company from December 1986 to November 1994. Mr. Clemons also has served as a Director of the Company since May 1985. Mr. Clemons has in excess of 25 years of experience working in the construction industry.

     Ralph L. Farrar has served as President of the Metal Buildings Division of the Company since November 1994 and Secretary and a Director of the Company since May 1985. Mr. Farrar also served as Treasurer of the Company from May 1985 to November 1994. Mr. Farrar has in excess of 27 years of experience working in the construction industry.

     Jim W. Williams has served as Vice President of Finance and Chief Financial Officer of the Company since January 1990, and as a Director since June 1996. From January 1989 to January 1990, Mr. Williams served as Controller of Care Shipping, Inc., which engaged in the business of marine terminal and stevedoring operations. From January 1981 to January 1989, Mr. Williams served as Treasurer and Controller of Shippers Stevedoring, Inc., which engaged in the business of marine terminal and stevedoring operations. Mr. Williams received a B.A. Degree in Business Administration from Hardin-Simmons University in Abilene, Texas in 1977.

     Another key employee of the Company is as follows:

     Jimmy M. Rogers, 44, has been in charge of the Company's cold storage services since September 1990 and has served as President of the Thermal Systems Division of the Company since November 1994. From 1982 to September 1990, Mr. Rogers served as Vice President of Cold Storage Construction Company, which engaged in freezer and refrigerated unit installation. Mr. Rogers has in excess of 12 years of experience working in the freezer and refrigerated installation industry. Mr. Rogers received a B.S. Degree in Business Agriculture from Hardin-Simmons University in Abilene, Texas in 1980.

     There are no family relationships between any of the above officers, directors and key employees of the Company.

     If the Offering is successfully completed, for a period of five years commencing after the closing of the Offering, the Underwriter will have the right to designate one person to serve as an advisor to or member of the Company's Board of Directors. The Company has not been notified of whether the Underwriter intends to designate an advisor to or a member of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION


     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by certain officers of the Company. No other employee of the Company, except as set forth below, received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                      Summary Of Annual Compensation Table
                      ------------------------------------

                                Fiscal Year                        All Other
       Name and Principal          Ended                         Compensation
            Position             April 30,      Salary ($) (1)      ($) (2)
===============================================================================

John T. Wilson                     1996             72,000           5,476
 Chief Executive Officer,          1995             72,000           5,123
  Chairman Of The                  1994            107,406          13,648
  Board and a director

Danny R. Clemons                   1996             72,000           5,871
  President/Mini-                  1995             72,000           5,004
  Warehouse Division               1994            107,406          13,678
  and a director

Ralph L. Farrar                    1996             72,000           5,674
  President/Metal                  1995             72,000           5,697
  Buildings Division               1994            107,406          11,718
  and a director


- -------------------------

(1) The dollar value of base salary (cash and non-cash) received. Each of the named individuals currently is receiving a salary of $72,000 per year. For a description of employment agreements with the named individuals, see below, "Employment Contracts And Change-In-Control Agreements".

(2) All other compensation received that the Company could not properly report in any other column of the Summary Compensation Table, consisting of annual Company contributions or other allocations to the Company's 401(k) plan, amounts paid for group medical insurance premiums, and "S" Corporation dividends. The amounts shown consist of the following: 1996: John T. Wilson
     - $1,184 for 401(k) contributions and $4,292 for group medical insurance premiums; Danny R. Clemons - $1,579 for 401(k) plan contributions and $4,292 for group medical insurance premiums; and Ralph L. Farrar - $1,184 for 401(k) plan contributions and $4,490 for group medical insurance premiums; and 1995: John T. Wilson - $1,016 in 401(k) contributions and $4,107 for group medical insurance premiums; Danny R. Clemons - $897 for 401(k) plan contributions and $4,107 for group medical insurance premiums; and Ralph L. Farrar - $1,016 for 401(k) plan contributions and $4,681 for group medical insurance premiums; and 1994: John T. Wilson - $965 for 401(k) plan contributions, $5,183 for group medical insurance premiums, and $7,500 for "S" Corporation dividends; Danny R. Clemons - $995 for 401(k) plan contributions, $5,183 for group medical insurance premiums, and $7,500 for "S" Corporation dividends; and Ralph L. Farrar - $966 for 401(k) plan contributions, $3,252 for group medical insurance premiums, and $7,500 for "S" Corporation dividends.

Compensation Of Directors
- -------------------------

     The Company has no standard or other arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

Employment Contracts And Termination Of Employment And Change-In-Control Arrangements
- ------------------------------------------------------------------------

     The Company has entered into three-year employment agreements that began on January 1, 1995 with each of the following executive officers: John T. Wilson, Danny R. Clemons, Ralph L. Farrar, and Jim W. Williams. Each of the agreements is terminable at will and automatically renews for consecutive one-year terms unless a party provides written notice of its desire not to renew. The annual salary during the term of the agreements are the following amounts, although the Board Of Directors of the Company may increase the salary in its sole discretion: John T. Wilson, Danny R. Clemons, and Ralph L. Farrar, $72,000 each, and Jim W. Williams, $66,000. The Company also will pay all the premiums on two $500,000 term life insurance policies covering each of the above executive officers, of which one policy covering each of them is a key-man policy for which the Company is the beneficiary and the other policy is for the benefit of a beneficiary designated by the respective executive officer.

     The Company also has entered into a ten-year employment agreement with Jimmy M. Rogers that became effective on May 1, 1993. This agreement is terminable at will and automatically renews for consecutive one-year terms unless either party provides written notice of its desire not to renew. The annual salary during the term of the agreement is presently $66,000 although the Board Of Directors of the Company may increase this amount in its sole discretion. The agreement also provides for Mr. Rogers to receive the following:
(i) an incentive bonus equal to 18 percent of the annual net operating profit of the thermal systems division of the Company; (ii) bonus payments of $17,000 on November 16, 1993 and of $13,600 on each December 1 from and including 1994 through 1998, provided that he still is employed by the Company on those respective dates; and (iii) payment by the Company of the premiums on a $1 million key-man life insurance policy covering Mr. Rogers, of which 50 percent of the proceeds is distributable to the Company and 50 percent to a beneficiary designated by Mr. Rogers.

     The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company or from a change-in-control of the Company, unless the Company terminates the employment of an executive officer without cause before the full term of the employment agreement expires, in which case the Company is required to pay three months salary to that executive officer.

     The Board Of Directors of the Company determined the executive compensation for the executive officers of the Company for the last three fiscal years and the period since the end of the last fiscal year.

                             PRINCIPAL STOCKHOLDERS

     The following table summarizes certain information as of July 31, 1996 with respect to the beneficial ownership of the Company's Common Stock (i) by the Company's officers and directors, (ii) by stockholders known by the Company to own five percent or more of the Company's Common Stock, and (iii) by all officers and directors as a group.


                                        Amount And Nature          Percent Of              Percent Of
                                          Of Beneficial          Class Prior To           Class After
Name And Address Of Beneficial Owner       Ownership                Offering              Offering (1)
- ------------------------------------       ---------                --------              ------------

Danny R. Clemons (2)                        707,319                   24.4%                  18.6%
14603 Chrisman
Houston, Texas  77039

Ralph L. Farrar (2)                         707,319                   24.4%                  18.6%
14603 Chrisman
Houston, Texas  77039

John T. Wilson (2)                          707,319                   24.4%                  18.6%
14603 Chrisman
Houston, Texas  77039

Jim W. Williams (2)                         135,444                    4.7%                   3.6%
14603 Chrisman
Houston, Texas  77039

All Officers And Directors                2,257,401                   77.8%                   59.4%
As A Group (Four Persons) (2)

- --------------------

(1)  Assumes that all the shares of Common Stock offered  pursuant to this Prospectus are sold, that none of the Warrants  offered or previously outstanding are exercised,  and that the respective beneficial owners listed in the table will not purchase any shares of Common Stock in this Offering.


(2)  All the shares owned by each of Messrs. Clemons, Farrar, Wilson and Williams are pledged as collateral for the Company's indebtedness to the supplier as described under "BUSINESS -- Indebtedness To Major
     Supplier". If there were a default in this indebtedness and the supplier were to foreclose on the pledged shares, a change of control of the Company could result. See "BUSINESS -- Indebtedness To
     Major Supplier".

                                           38

              TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES

Issuances And Transfers Of Stock.
- ---------------------------------

     The Company was incorporated in Texas on May 14, 1985. At that time, each of John T. Wilson, Danny R. Clemons, and Ralph L. Farrar paid $250, or $.01 per share, for 25,000 shares (an aggregate total of 75,000 shares) of stock of American International Construction, Inc., a Texas corporation ("AIC-Texas").

     In May 1994, AIC Management, Inc. merged with and into the Company. As part of the merger, the shareholders of AIC Management, Inc. received an aggregate of 75,000 shares of the Company's common stock, which after its issuance constituted 50 percent of the Company's outstanding shares. The shareholders of AIC Management, Inc. at the time of the merger were John T. Wilson, Danny R. Clemons and Ralph L. Farrar. In determining that the values of the two companies were approximately equal, the Company and AIC Management, Inc. considered the net book value of the assets of each, an appraisal of the value of the land and a building owned by AIC Management, Inc., and their respective estimates of the fair market value of the land and building.

     In April 1992, each of John T. Wilson, Danny R. Clemons and Ralph L. Farrar transferred to Jim W. Williams 3,000 shares of the common stock of AIC-Texas owned by each of them respectively. The shares were given to Mr. Williams as an incentive bonus.

Delaware Reincorporation And Capital Restructurings.
- ----------------------------------------------------

     In June 1994, the Company changed its state of incorporation and effected a 16-for-1 stock split by forming a wholly owned Delaware subsidiary into which the Company was merged. As a result of this transaction, the Company became a Delaware corporation with 2,400,000 shares of Common Stock outstanding. All references in this Prospectus to numbers of shares give effect to this stock split and the issuance of 75,000 shares to the shareholders of AIC Management.

Employment Agreements.
- ----------------------

     The Company is a party to employment agreements with each of its four officers. These agreements are described under "EXECUTIVE COMPENSATION".

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On August 5, 1994, Melton & Melton, L.L.P. ("Melton"), the Company's independent accountant at that date, informed the Company that it is not Melton's usual policy to issue audit opinions for inclusion in registration statements filed with the Securities And Exchange Commission, and therefore, Melton would not consent to the inclusion of its audit opinions in the Company's registration statement. As a result, the Company engaged HEIN + ASSOCIATES LLP as the Company's independent accountant, which decision was approved by the Board Of Directors of the Company.

     Melton's prior reports concerning the Company's financial statements did not contain adverse opinions or disclaimers of opinion, and they were not qualified as to uncertainty, audit scope or accounting principles. There have been no disagreements with Melton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                            DESCRIPTION OF SECURITIES

     The Company's authorized capital consists of 20 million shares of $.001 par value Common Stock and one million shares of $1.00 par value Preferred Stock. The Company's issued and outstanding capital as of July 31, 1996 consisted of 2,900,100 shares of $.001 par value Common Stock which were held by 35 stockholders and 3,000,000 Warrants held by 26 holders. The Company is offering 900,000 shares of Common Stock and 450,000 Warrants pursuant to this Prospectus.

Common Stock

     Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, subject to the rights of the Preferred Stock, when, as, and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock of the Company is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. All outstanding shares of Common Stock and all shares to be sold and issued upon exercise of the Warrants will be fully paid and nonassessable by the Company. The Board Of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate Of Incorporation and without stockholder action.

     The Company has not paid any dividends during its last two fiscal years or in any subsequent periods.

     The Company has reserved a sufficient number of shares of Common Stock for issuance in the event that all the Warrants are exercised. In addition, the Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of options under the Company's 1994 Stock Option Plan.

     The issuance of additional shares of Common Stock and other securities of the Company is subject to the Representative's right of approval for two years after the effective date of the Offering.

Common Stock Purchase Warrants

     General. The redeemable Common Stock Purchase Warrants (the "Warrants") offered by the Company are to be in registered form. They are tradeable separately from the Common Stock. Each Warrant is exercisable at $5.00 per Warrant during the period commencing on the date of this Prospectus and ending five years from the date of this Prospectus. Although there currently is no plan or other intention to do so, the Board Of Directors of the Company, in its sole discretion, may extend the exercise period of the Warrants and/or reduce the exercise price of the Warrants. It is anticipated that the Board would make such a modification only if it deemed it to be in the Company's best interests. Possible circumstances that may lead to modification of the terms of the Warrants, of which there is no assurance, would include circumstances in which the market price of the Company's Common Stock is less than the exercise price of the Warrants and the Board would reduce the exercise price of the Warrants in order to encourage their being exercised. This would be based on the Board's belief that it would be in the Company's best interests to receive additional capital funds from that source.

     The exercise price of the Warrants was arbitrarily established and there is no assurance that the price of the Common Stock of the Company will ever rise to a level where exercise of the Warrants would be of any economic value to a holder of the Warrants.

     Current Registration Statement Required For Exercise. In order for a holder to exercise that holder's Warrants, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the issuance of the shares of Common Stock underlying the Warrants. The Company intends to maintain a current registration statement during the period that the Warrants are exercisable unless the market price of the Common Stock underlying the Warrants would create no economic incentive for exercise of the Warrants. If those circumstances were to exist during the entire exercise period of the Warrants, the Warrants could expire without the holders having had an opportunity to exercise their Warrants.

     The maintenance of a currently effective registration statement could result in substantial expense to the Company, and there is no assurance that the Company will be able to maintain a current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants. Although there can be no assurance, the Company believes that it will be able to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Units are to be offered. The Warrants may be deprived of any value if a current Prospectus covering the shares of Common Stock issuable upon exercise of the Warrants is not kept effective or if the underlying shares are not qualified in the states in which the Warrantholders reside.

     Exercise Of Warrants. The Warrants may be exercised upon the surrender of the Warrant certificate on or prior to the expiration of the exercise period, with the form of "Election To Purchase" on the reverse side of the certificate executed as indicated, and accompanied by payment of the full exercise price for the number of Warrants being exercised. No rights of a stockholder inure to a holder of Warrants until such time as a holder has exercised Warrants and has been issued shares of Common Stock.

     Redemption. The Warrants are redeemable by the Company at any time prior to their exercise or expiration upon 30 days prior written or published notice, provided however, that the closing bid quotation for the Common Stock for all 20 business days ending on the third day prior to the Company's giving notice of redemption has been at least 150 percent of the then effective exercise price of the Warrants. The redemption price for the Warrants will be $.01 per Warrant. Any Warrant holder that does not exercise prior to the date set forth in the Company's notice of redemption will forfeit the right to exercise the Warrants and purchase the shares of Common Stock underlying those Warrants. Any Warrants outstanding after the redemption date will be deprived of any value except the right to receive the redemption price of $.01 per Warrant.

     Tax Consequences Of Warrants. For federal income tax purposes, no gain or loss will be realized upon exercise of a Warrant. The holder's basis in the Common Stock received will be equal to the holder's basis in the Warrant exercised, plus the amount of the exercise price. If the Warrant being exercised has been purchased by the holder in this Offering, the holder's basis in the Warrant will be determined based on the consideration paid for the Warrants. Any loss realized by a holder of a Warrant due to a failure to exercise a Warrant prior to the expiration of the exercise period will be treated for federal income tax purposes as a loss from the sale or exchange of property that has the same character as any shares of Common Stock acquired from the exercise of the Warrants.

     Warrant exercise price adjustments, or the omission of such adjustments, may under certain circumstances be deemed to be distributions that could be taxable as dividends for federal income tax purposes to holders of the Warrants or the holders of the Common Stock.

     The Internal Revenue Code provides that a corporation does not recognize gain or loss upon the issuance, lapse or repurchase of a warrant to acquire its own stock. Therefore, the Company will not recognize income upon the expiration of any unexercised Warrants.

Preferred Stock

     The Company is authorized to issue up to 1,000,000 shares of $1.00 par value Preferred Stock.

     The Board Of Directors of the Company has the right to fix the rights, privileges and preferences of any class of Preferred Stock to be issued in the future out of authorized but unissued shares of Preferred Stock and can issue such shares after adopting and filing a Certificate Of Designations with the Secretary Of State of Delaware. Any class of Preferred Stock that may be authorized in the future may have rights, privileges, and preferences senior to the Common Stock. The Company currently does not have a plan to authorize any class of Preferred Stock.

     The foregoing description concerning capital stock of the Company does not purport to be complete. Reference is made to the Company's Certificate Of Incorporation, Bylaws, and Underwriting Agreement which are filed as exhibits to the Registration Statement of which this Prospectus is part, as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of stockholders.

     The issuance of additional shares of Preferred Stock and other securities of the Company is subject to the Representative's right of approval for one year after the effective date of the Offering.

Registration Rights

     Concurrently with the closing of the Offering, there is being registered on behalf of the Selling Securities Holders an aggregate of 500,100 shares of Common Stock and 3,000,000 Warrants issued in connection with the $300,000 loan to the Company consummated in July 1996. The Selling Securities Holders have entered into a Lock-Up Agreement which, in general, provides that the Selling Securities Holders will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of the shares of Common Stock or Warrants of the Company issued to them in connection with the loan for a period of one year after the Effective Date without the prior written consent of the
Representative. If the Representative does not consent to the sale of such securities concurrently with the Offering, the Selling Security Holders will be entitled to certain demand and "piggyback" registration rights with respect to the registration of such shares under the Securities Act until ______, 1998. Generally, the Company is required to bear the expense of all such registrations, except that the Selling Securities Holders will be required to bear their pro rata share of the underwriting discounts and commissions, if any. Substantially similar demand and "piggyback rights" have also been granted to the Underwriter with respect to the Underwriter's Warrant and the securities underlying the Underwriter's Warrant.

Delaware Law and Certain Charter Provisions

     The Company is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law (the "Delaware Law"), an anti-takeover law. In general, Section 203 of the Delaware Law prevents an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the Board of Directors and the holders of at least 66 2/3% of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision would be expected to have the effect of discouraging takeover attempts including attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.


Transfer Agent

     The Transfer Agent for the Common Stock and Warrants is American Securities Transfer & Trust, Inc.

                                  UNDERWRITING

     The Company has entered into an Underwriting Agreement with Dalton Kent Securities Group, Inc. (the "Representative") as the Representative on behalf of the underwriters (collectively, the "Underwriters"), which Underwriting Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and which governs the terms and conditions of the sale of the Common Stock and Warrants offered hereby. Pursuant to the terms of the Underwriting Agreement, the Underwriters, as the Company's exclusive agents, have agreed to purchase from the Company on a firm commitment basis 900,000 shares of Common Stock at a price of $5.00 per share and 450,000 Warrants at a price of $.10 per Warrant. Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $ 5.00 per share.

     The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market ("NASDAQ") under the trading symbols "AICI" and "AICIW", respectively. The Company also intends to apply for listing of the Common Stock and the Warrants on The Boston Stock Exchange ("BSE") under the trading symbols "AIC" and "AICW", respectively. There is no assurance that listing on NASDAQ or BSE will occur or that a trading market will develop for the Common Stock and/or Warrants. See "RISK FACTORS--Risk Factor No. 20. No Assurance Of Market For Common Stock Or Warrants".

     The Company has granted to the Underwriters an option, solely to cover over-allotments in the Offering, to purchase all or any part of 15 percent of the total number of shares of the Common Stock and Warrants offered pursuant to this Prospectus for a period of 45 days from the date of the closing of the Offering at the price to public and subject to the discounts and commissions described in the previous paragraph.

     The public offering price of the shares of Common Stock and the exercise price of the Warrants were determined by negotiation between the Representative and the Company. The Warrant offering price and other terms were determined arbitrarily by negotiation between the Company and the Representative and do not necessarily bear any direct relationship to the Company's assets, earnings or other generally accepted criteria of value. Other factors considered in determining the offering and exercise price of the Warrants include the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies.

     The Underwriters will receive a commission equal to 10% of the gross proceeds from the sale of the Common Stock and Warrants sold or $454,500. The Underwriters also will receive a non-accountable expense allowance in an amount equal to 3% of the gross proceeds of this Offering of which $25,000 has been paid to date.

     The Underwriters have advised the Company that they propose to offer the shares and the Warrants to the public at the public offering price set forth on the Cover Page of this Prospectus for each separate security, and that the Underwriters may allow to certain dealers who are members of the NASD, and to certain foreign dealers not eligible for membership in the NASD, concessions of not in excess of $______ for each share of Common Stock and $ ______ for each Warrant, of which amount a sum not in excess of $ _______ per share and $ _______ per Warrant may be re-allowed by such dealers to other dealers who are members of the NASD and to certain foreign dealers not eligible for membership in the NASD. After commencement of this Offering, the concession and the re-allowance may be changed. No such modification shall change the amount of proceeds to be received by the Company.

     Pursuant to the Underwriting Agreement, the Company has agreed to sell to the Underwriters, at a nominal cost, Underwriters' Warrants to purchase up to a maximum of 90,000 shares of Common Stock and 45,000 Warrants, or one share of Common Stock for each ten shares sold in this Offering and one Warrant for each ten Warrants sold in this Offering. The Underwriters' Warrants will be non-exercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriters' Warrants will be exercisable at $6.00 per share of Common Stock and $.12 per Warrant. The Underwriters' Warrants are not transferable for a period of one year after the date of this Prospectus, except to officers and stockholders of the Underwriters and to members of the selling group and their officers and partners. The Company has also granted one demand and certain "piggy-back" registration rights to the holders of the Underwriters' Warrants.

     For the life of the Underwriters' Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. Further, the holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

     The  Underwriters  have  informed  the Company  that they do not expect any
sales  of  the  Common  Stock  and  Warrants   offered  hereby  to  be  made  to
discretionary accounts.

     The Company may provide the Underwriters with the names of persons contacting the Company with an interest in purchasing Common Stock or Warrants in this Offering, and it is possible that the Company's officers, directors, and employees will refer subscribers to the Underwriters. Although the Company will not provide any names for the express purpose of closing the Offering, sales may be made to those persons for that purpose. The Underwriters may sell a portion of the Common Stock or Warrants offered hereby to such persons if they reside in a state in which the Common Stock or Warrants can be sold. The Underwriters are not obligated to sell any Common Stock or Warrants to such persons and will do so only to the extent that such sales would not be inconsistent with the public distribution of the shares. Neither the Company nor the Underwriters will directly or indirectly arrange for the financing of such purchases, and the proceeds of the Offering will not directly or indirectly be used for such purchases. Officers, directors and stockholders of the Company may purchase Common Stock or Warrants offered hereby.

     For a period of five years after the closing of the Offering, the Representative has the right to designate one person to serve as an advisor to or member of the Company's Board of Directors. There is no restriction on whether the person designated is a director, officer, partner, employee, or affiliate of any of the Underwriters. The Representative has not yet informed the Company of whether it intends to designate an advisor or director.

     Upon the successful completion of this Offering, the Representative shall have a preferential right for a period of three years from the date of this Prospectus to purchase for its own account or to sell for the account of the Company or any of the Company's subsidiaries or affiliates, any securities sold in a public or private offering to raise capital and any sales of securities to be made by the Company, its affiliates or any of its present or future subsidiaries.

     The Company will enter into on the date of this Prospectus a consulting agreement with the Representative pursuant to which the Representative will receive a consulting fee of $108,000, payable at the closing of the Offering, for services to be rendered by the Representative to the Company for three years commencing on the closing date of the Offering. Such services shall include but not be limited to advising the Company in connection with management and financial matters and possible acquisition opportunities.

     The Underwriting Agreement provides that the Company will not sell any shares of Common Stock, Preferred Stock, Warrants or options for a period of two years following the date of this Prospectus without the Representative's consent except that the Company may, without the Representative's consent, issue Common Stock or options pursuant to the Company's 1994 Stock Option Plan.

     The Company also has agreed to engage the Representative as the warrant solicitation agent on behalf of the Company for the solicitation of the exercise of the Warrants commencing one year after the date of this Prospectus and continuing for four years thereafter. The Representative will be paid a warrant solicitation fee of five percent of the exercise price for each Warrant exercised during that period. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative and any other soliciting broker-dealers will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Representative and any other soliciting broker-dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with this Offering, including liabilities under the Securities Act. See "SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION".

     The Representative became a member of the National Association of Securities Dealers, Inc. in May 1996 and this is its first public offering. The Representative may participate in public offerings only if other qualified broker-dealers participate as underwriters. See "RISK FACTORS--Risk Factor No.
27. Lack Of Experience Of The Representative Of The Underwriters".

     The foregoing does not purport to be a complete summary of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Underwriter, the Company and the Securities And Exchange Commission in Washington, D.C. See "ADDITIONAL INFORMATION".

     There are no material relationships between the Company and any of the Underwriters other than the relationships created by the Underwriting Agreement.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                           ON CERTAIN INDEMNIFICATION

     The Company has agreed to indemnify directors, officers, and other representatives of the Company for costs incurred by each of them in connection with any action, suit, or proceeding brought by reason of their position as a director, officer, or representative. This would include actions, suits, or proceedings with respect to liability under the 1933 Act. To be eligible for indemnification, the person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

     The Board Of Directors is empowered to make other indemnification as authorized by the Company's Certificate Of Incorporation, Bylaws, or corporate resolutions so long as the indemnification is consistent with the General Corporation Law Of Delaware. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the General Corporation Law Of Delaware, the common law, and any other statutory provisions. These provisions also may include indemnification for liabilities arising under the 1933 Act.

     In the Underwriting Agreement, the Company and the Underwriter have agreed to indemnify each other against civil liabilities, including liabilities under the 1933 Act. See "UNDERWRITING".

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.


                                  LEGAL MATTERS

     Bearman Talesnick & Clowdus Professional Corporation, Denver, Colorado, has acted as counsel for the Company in connection with this offering. Certain legal matters will be passed upon for the Underwriter by Schneck Weltman Hashmall & Mischel LLP, 1285 Avenue of the Americas, New York, New York.


                                     EXPERTS

     The audited financial statements of the Company appearing in this Prospectus have been examined by HEIN + ASSOCIATES LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

                               CONCURRENT OFFERING

     The Registration Statement of which this Prospectus is a part also covers 500,100 shares of Common Stock and 3,000,000 Warrants offered by the Selling Securities Holders made pursuant to the Selling Security Holders Prospectus.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement under the Securities Act Of 1933 with respect to the securities offered hereby with the United States Securities And Exchange Commission. This Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules therein, filed at the Commission's Washington, D.C. office. Copies of the Registration Statement and exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined free of charge at the offices of the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.

                              FINANCIAL INFORMATION

                          Index To Financial Statements

                                                                        Page No.

Independent Auditor's Report  ...........................................  F-1

Financial Statements:

   Consolidated Balance Sheets as of
     April 30, 1995 and 1996.............................................  F-2

   Consolidated Statements Of Operations for each of
     the three years ended April 30, 1994, 1995 and 1996.................  F-3

  Consolidated Statements Of Stockholders' Equity
   (Deficit) for each of the three years in the
   period ended April 30, 1996...........................................  F-4

   Consolidated Statements Of Cash Flows for each of the three years ended April 30, 1994, 1995 and 1996...................................  F-5

   Notes To Consolidated Financial Statements.......................  F-6 - 14

                          INDEPENDENT AUDITOR'S REPORT





To the Stockholders
American International Consolidated Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of American International Consolidated Inc. and Subsidiaries as of April 30, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended April 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American International Consolidated Inc. and Subsidiaries as of April 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 1996, in conformity with generally accepted accounting principles.



/s/ HEIN + ASSOCIATES LLP

Certified Public Accountants
Houston, Texas
July 1, 1996

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets



                                                                                                      April 30,
                                                                                        -----------------------------------
                                                                                             1995                  1996
                                                                                        -------------         -------------
ASSETS

Current assets:
    Cash                                                                                $     628,979         $     265,949
    Accounts receivable:
       Contracts, less allowance for doubtful accounts of $97,053
          and $79,857 at April 30, 1995 and 1996, respectively                              2,677,558             4,874,421
       Employee                                                                                11,815                26,543
       Other                                                                                        -                     -
    Costs and estimated earnings in excess of billings on
       uncompleted contracts                                                                  709,635               645,420
    Other current assets                                                                      134,788               131,725
                                                                                        -------------         -------------
          Total current assets                                                              4,162,775             5,944,058
                                                                                        -------------         -------------

Property and equipment, net                                                                 1,207,700             1,185,841
Other assets                                                                                  116,616               216,184
                                                                                        -------------         -------------

          Total assets                                                                  $   5,487,091         $   7,346,083
                                                                                        =============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Note payable to financial institutions                                              $     408,889         $           -
    Current portion of long-term debt and capital lease obligation                            469,635               552,264
    Accounts payable                                                                        3,715,390             3,826,207
    Accrued payroll and related expenses                                                      158,558               108,970
    Other accrued liabilities                                                                 328,000               313,024
    Taxes payable                                                                                   -                45,500
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                                  487,814               261,319
                                                                                        -------------         -------------
          Total current liabilities                                                         5,568,286             5,107,284
                                                                                        -------------         -------------

Long-term debt, net of current portion                                                        409,482             2,400,005
Capital lease obligation, net of current portion                                               44,386                22,287
Other liabilities                                                                              37,000                37,000
                                                                                        -------------         -------------

          Total liabilities                                                                 6,059,154             7,566,576

Contingencies (Note 9)
Stockholders' equity (deficit):
    Preferred stock, $1.00 par value; 1,000,000 shares authorized,
       none issued                                                                                  -                     -
    Common stock, $.001 par value; 20,000,000 shares authorized;
       2,400,000 shares issued and outstanding                                                  2,400                 2,400
    Additional paid-in capital                                                                145,755               145,755
    Accumulated deficit                                                                      (720,218)             (368,648)
                                                                                        -------------         -------------
          Total stockholders' deficit                                                        (572,063)             (220,493)
                                                                                        -------------         -------------
          Total liabilities and stockholders' deficit                                   $   5,487,091         $   7,346,083
                                                                                        =============         =============

                         See  accompanying   notes  to  these  consolidated financial statements.



                                                              F-2


                                           AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                       AND SUBSIDIARIES

                                             Consolidated Statements of Operations


                                                                      Year Ended April 30,
                                                         --------------------------------------------------------
                                                             1994                  1995                  1996
                                                         -------------         -------------        -------------
Contract revenue                                        $  25,844,725         $  24,317,051         $  31,184,828

Contract cost                                              22,565,928            20,812,194            27,204,243
                                                        -------------         -------------         -------------
    Gross profit                                            3,278,797             3,504,857             3,980,585

Selling, general and administrative                         3,459,482             3,068,916             3,421,157

Other income (expense):
    Interest and other financing costs                       (219,155)             (187,908)             (184,277)
    Writeoff of capitalized costs in connection
       with delayed offering                                        -              (105,743)                    -
    Interest income and other, net                            (20,618)               44,372                11,419
                                                        -------------         -------------         -------------

Income (loss) before federal income taxes                    (420,458)              186,662               386,570

Federal income tax expense                                          -                     -                35,000
                                                        -------------         -------------         -------------

Net income (loss)                                       $    (420,458)        $     186,662         $     351,570
                                                        =============         =============         =============

Net income (loss) per share                             $        (.18)        $         .08         $         .15
                                                        =============         =============         =============

Weighted average common shares outstanding                  2,400,000             2,400,000             2,400,000
                                                        =============         =============         =============

                  See  accompanying   notes  to  these  consolidated financial statements.


                                                              F-3


                                           AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                       AND SUBSIDIARIES

                                   Consolidated Statements of Stockholders' Equity (Deficit)



                                                      Common Stock             Additional
                                                ------------------------        Paid-In        Accumulated
                                                 Shares          Amount         Capital          Deficit           Total
                                                --------       ----------      ----------      ------------     -----------

Balances, May 1, 1993                           2,400,000      $    2,400      $   15,621      $  (348,048)     $  (330,027)

    Net loss                                            -               -               -         (420,458)        (420,458)
    142,599 shares of common stock
       sold by the major stockholders at
       estimated fair market value                      -               -          14,260                -           14,260
    Distributions to AIC Management,
       Inc. stockholders                                -               -               -          (22,500)         (22,500)
    Conversion of AIC Management,
       Inc. from a non-taxable to
       taxable entity                                   -               -         115,874         (115,874)               -
                                               ----------     -----------      ----------      -----------      -----------

Balances, April 30, 1994                        2,400,000           2,400         145,755         (906,880)        (758,725)

    Net income                                          -               -               -          186,662          186,662
                                               ----------     -----------      ----------      -----------      -----------

Balances, April 30, 1995                        2,400,000           2,400         145,755         (720,218)        (572,063)

    Net income                                          -               -               -          351,570          351,570
                                               ----------     -----------      ----------      -----------      -----------

Balances, April 30, 1996                        2,400,000     $     2,400      $  145,755      $  (368,648)     $  (220,493)
                                               ==========     ===========      ==========      ===========      ===========


                              See  accompanying   notes  to  these  consolidated financial statements.



                                                              F-4


                                           AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                       AND SUBSIDIARIES

                                             Consolidated Statements of Cash Flows


                                                                                            Year Ended April 30,
                                                                            ----------------------------------------------
                                                                                 1994             1995             1996
                                                                            -------------    -------------     -----------

Cash flows from operating activities:
    Net income (loss)                                                       $    (420,458)   $     186,662     $    351,570
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
       Depreciation and amortization                                              137,492          141,176          170,123
       (Increase) decrease in:
          Receivables                                                            (200,705)         (12,353)      (2,211,591)
          Costs and estimated earnings in excess of billings on
             uncompleted contracts                                             (1,072,648)         673,380           64,215
          Other current assets                                                     26,262          (96,016)           3,063
       Increase (decrease) in:
          Accounts payable                                                      2,272,397         (415,777)       2,510,817
          Billings in excess of costs and estimated earnings                       88,759           98,668         (226,495)
          Other current liabilities                                               240,665          (74,152)         (19,064)
       Other, net                                                                 165,096         (116,113)         (99,568)
                                                                            -------------    -------------     ------------
          Net cash provided by operating activities                             1,236,860          385,475          543,070


Cash flows from investing activities:
    Capital expenditures                                                          (13,842)        (169,485)        (148,264)
    Proceeds from sale of investments                                                   -           19,050                -
                                                                            -------------    -------------     ------------
          Net cash used in investing activities                                   (13,842)        (150,435)        (148,264)


Cash flows from financing activities:
    Net borrowings (payments) under receivables factoring agreements             (460,808)         177,239         (408,889)
    Issuance of long-term debt                                                          -          173,585                -
    Principal payments on long-term debt,
       capital leases and other notes payable                                    (342,796)        (439,303)        (348,947)
    Distributions to stockholders                                                 (22,500)               -                -
                                                                            -------------    -------------     ------------
          Net cash used in financing activities                                  (826,104)         (88,479)        (757,836)
                                                                            -------------    -------------     ------------


Net increase (decrease) in cash                                                   396,914          146,561         (363,030)


Cash, beginning of year                                                            85,504          482,418          628,979
                                                                            -------------    -------------     ------------


Cash, end of year                                                           $     482,418     $    628,979     $    265,949
                                                                            =============     ============     ============


Supplemental disclosures:
    Interest paid                                                           $     203,629    $     197,661     $    184,277
    Equipment and vehicles acquired in exchange for long-term debt          $      28,182    $           -     $          -
    Advances to stockholders converted to compensation                      $     120,500    $           -     $          -
    Land acquired in exchange for long-term debt                            $      49,430    $           -     $          -
    Trade payable converted to long-term debt                               $           -    $           -     $  2,400,000
    Equipment acquired under capital leases                                 $       3,845    $      63,361     $          -
                                                                            =============    =============     ============

                              See  accompanying   notes  to  these  consolidated financial statements.



                                                              F-5

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements



NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
- ---------------------------------------------------------

Organization: The accompanying consolidated financial statements include the accounts of American International Consolidated Inc. (AIC), a Delaware corporation, and its wholly-owned subsidiaries: C.H.O.A. Construction Company and L. Campbell Construction, Inc., which is currently inactive. Effective July 26, 1996, the Company changed its name from American International Construction Inc. to American International Consolidated Inc. Effective April 30, 1994, American International Construction, Inc., a Texas corporation, exchanged 75,000 shares of its common stock for the outstanding shares of AIC Management, Inc., a corporation wholly-owned by the stockholders of AIC. In June 1994, American International Construction , Inc., a Texas corporation, formed AIC, a Delaware corporation, as a wholly-owned subsidiary. Subsequent to this, the Texas corporation was merged into the Delaware corporation in a reverse tax-free exchange. These transactions involved companies under common control and, therefore, are accounted for similar to a pooling of interest. Therefore, the accompanying consolidated financial statements include the accounts of AIC Management, Inc. and (AIC-Texas) for all years presented as if the respective transaction had occurred on April 30, 1992. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company is primarily engaged in the design and erection of metal buildings for use as self-storage, commercial and cold storage facilities and fabrication of metal building components. The Company also participates in major construction projects as a general contractor.

Revenue and Cost Recognition: Profits and losses on construction and fabrication contracts are recorded on the percentage-of-completion method of accounting, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract. Contract costs include raw materials, direct labor, amounts paid to subcontractors and an allocation of overhead expenses. General and administrative costs are charged to expense as incurred. Anticipated losses on uncompleted construction contracts are charged to operations as soon as such losses can be estimated. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "costs and estimated earnings in excess of billings on uncompleted contracts", represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized.

Cash: Cash includes all highly liquid investments with original maturities of less than three months.

Property and Equipment: Property and equipment is carried at cost. Property and equipment acquired through capital leases are stated at the present value of the future minimum lease payments at the inception of the lease. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Property and equipment held under capital leases is amortized on the straight-line method over the lesser of the asset's estimated useful life or the term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs are expensed as incurred; however, significant refurbishments or improvements are capitalized.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)
- ---------------------------------------------------------------------

Federal Income Taxes: AIC files a consolidated federal income tax return, which includes the results of its operations and those of its wholly-owned subsidiaries. The Company accounts for income taxes in conformity with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Income tax expense or benefit represents the current tax payable or refundable for the period plus or minus the tax effect of the net change in the deferred tax assets and liabilities.

Prior to its acquisition in fiscal 1994, AIC Management, Inc. was a subchapter S corporation, as provided under the Internal Revenue Code. Accordingly, the taxable income or loss for this entity was reported in the stockholders' individual tax returns.

Deferred Offering Costs: Direct costs incurred in connection with the Company's proposed offering of Common Stock have been capitalized in the accompanying balance sheet. Upon closing of the proposed offering, these costs, which amount to approximately $159,000 at April 30, 1996, will be applied as a reduction of the offering proceeds.

Use of Estimates: The preparation of the Company's consolidated financial statements, in conformity with generally accepted accounting principles, requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

New Accounting Standards: The Financial Accounting Standards Board issued SFAS No. 121 entitled, Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 121 specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. Management does not currently believe SFAS No. 121 will have a material impact on the Company's financial condition or operating results upon implementation.

The FASB also issued SFAS No. 123 entitled, Accounting for Stock Based Compensation, effective for fiscal years beginning after December 15, 1995. This statement allows companies to choose to adopt the statement's new rules for accounting for employee stock-based compensation plans. For those companies who choose not to adopt the new rules, the statement requires disclosures as to what earnings and earnings per share would have been if the new rules had been adopted. Management intends to adopt the disclosure requirements of this statement in fiscal 1997.

Net Income (Loss) Per Share and Common Stock Split: Net income (loss) per share is based upon the weighted average common shares outstanding. All share and per share amounts in the accompanying financial statements have been adjusted to reflect a 16 to 1 stock split which was authorized in June 1994. There were no common stock equivalents during the years presented.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements



NOTE 2 - HISTORICAL OPERATIONS
- ------------------------------

The Company experienced substantial losses prior to fiscal 1995 and has a stockholders' deficit of $220,493 at April 30, 1996. The Company's ability to continue to fund its future operating and capital needs is dependent upon its ability to continue profitable operations and to generate adequate cash flows from operations. For the year ended April 30, 1996, the Company reported net income of $351,570, cash flow from operations of $543,070 and an increase in its working capital to $836,774 as a result of converting $2,400,000 of trade accounts payable to long-term debt.


NOTE 3 - CONCENTRATION OF CREDIT RISK
- -------------------------------------

The Company provides construction services to commercial companies primarily in the continental United States which are principally concentrated in Texas and Florida. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for doubtful accounts for any accounts which it deems doubtful of collection.

The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that the risk of any possible deposit loss is minimal


NOTE 4 - PROPERTY AND EQUIPMENT
- -------------------------------

Property and equipment consists of the following:

                                                     April 30,
                                        -----------------------------------
                                             1995                 1996
                                        ---------------      --------------

     Land                               $       167,461      $      167,461
     Buildings                                  825,172             834,944
     Construction equipment                     213,575             213,575
     Office equipment                           445,385             583,877
     Automobiles                                296,471             296,471
                                        ---------------      --------------
                                              1,948,064           2,096,328
     Less accumulated depreciation
     and amortization                          (740,364)           (910,487)
                                        ---------------      --------------

                                        $     1,207,700      $    1,185,841
                                        ===============      ==============

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements



NOTE 5 - CONSTRUCTION ACCOUNTS
- ------------------------------

Costs and billings on uncompleted contracts consists of the following:

                                                                           April 30,
                                                              -----------------------------------
                                                                   1995                 1996
                                                              ---------------     ---------------

   Costs incurred on uncompleted contracts                   $     5,171,015       $   7,739,410
   Estimated earnings on uncompleted contracts                       456,387           1,239,522
                                                              --------------      --------------
                                                                   5,627,402           8,978,932
   Less:  Billings to date                                        (5,405,581)         (8,594,831)
                                                               ---------------    --------------

                                                               $     221,821       $     384,101
                                                               ===============     =============

   Included in the accompanying consolidated
    balance sheet under the following captions:
         Costs and estimated earnings in excess of billings
           on uncompleted contracts                            $     709,635       $     645,420
         Billings in excess of costs and estimated earnings
           on uncompleted contracts                                 (487,814)           (261,319)
                                                               ---------------     -------------

                                                               $     221,821        $    384,101
                                                               ===============      ============


NOTE 6 - CONTRACTS RECEIVABLE
- -----------------------------

Contracts receivable consisted of the following:

                                                                          April 30,
                                                               ---------------------------------
                                                                    1995               1996
                                                               ---------------     -------------

     Completed contracts                                       $     1,138,660      $  1,458,204
     Uncompleted contracts                                           1,350,298         3,158,551
     Retainage                                                         285,653           337,523
                                                               ---------------     -------------
                                                                     2,774,611         4,954,278
     Less allowance for doubtful accounts                              (97,053)          (79,857)
                                                               ---------------     -------------

                                                               $     2,677,558      $  4,874,421
                                                               ===============      ============



NOTE 7 - NOTES PAYABLE TO FINANCIAL INSTITUTIONS
- ------------------------------------------------

The Company had a credit line with a financing company under which certain of the Company's contract receivables are purchased at a discount of 9%. The Company was refunded a portion of the discount provided the receivable was collected promptly. The agreement was guaranteed by the Company's four principal stockholders, all of whom are officers, and three of whom are directors of the Company. The outstanding balance under this credit agreement was $408,889 as of April 30, 1995. This credit line was terminated effective April 24, 1996.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


NOTE 8 - LONG-TERM DEBT
- -----------------------

Long-term debt consists of the following:

                                                                                             April 30,
                                                                                   ------------------------------
                                                                                       1995              1996
                                                                                   -------------     ------------

     Note payable to supplier, due in weekly installments of $11,537,  including interest at prime plus 1% (10% at April 30, 1996)  through  April 30, 2001.
     The note is  collateraterized by certain contract  receivables,  inventory, equipment,  land,  buildings and  substantially all shares of the Company's common  stock.  The  note is  guaranteed  by the four  stockholders  of the
     Company.  If the Company completes the initial public offering described in
     Note 17, $1,200,000 of the remaining principal is immediately payable under the provisions of the loan agreement and the weekly payment will be reduced to provide for  amortization at an even rate over the remaining term of the
     note.                                                                              $       -      $ 2,400,000

     Note payable to supplier,  due in weekly installments of $6,000,  including interest at prime plus 1% (10% at April 30,  1995)  through  March 1, 1996.
     The note was repaid during fiscal 1996.                                              229,588                -

     Note payable to a bank, due in monthly  installments  of $4,907,  including interest at 8.75% (10% beginning March 15, 1995) through June 1998 when the remaining  principal is due. The note is  collateralized  by the  Company's land and buildings and guaranteed by three  principal  stockholders  of the
     Company.                                                                             314,150          289,153

     Note payable to a bank, due in monthly  installments  of $1,175,  including interest at 8.75%,  (10% beginning  March 15, 1995) with a final payment of principal and interest due the earlier of 30 days after  consummation  of a proposed public offering or June 5, 1998. The note is  collateralized  by a second lien on the Company's  land and  buildings  and  guaranteed by three
     principal stockholders of the Company.                                                88,038           83,416

     Real estate note payable, due in monthly installments of $1,018,  including interest at 8.7%,  through  October 1998. The note is  collateralized  by a
     first lien on a portion of the Company's land.                                        36,021           26,556

                                                         - Continued -

                                                             F-10


                                           AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                                       AND SUBSIDIARIES

                                          Notes To Consolidated Financial Statements



NOTE 8 - LONG-TERM DEBT (continued)

                                                                                              April 30,
                                                                                     -----------------------------
                                                                                        1995              1996
                                                                                     ------------     -------------

     Notes payable to the State of Florida for sales and use tax, due in monthly installments  of $7,930,  including  interest  at 12%,  through  June 1997.
                                                                                           168,584         135,042

     Other   equipment   and   automobile   notes                                           21,979           1,228

                                                                                     -------------    ------------
                                                                                           858,360       2,935,395

      Less:  Current  maturities                                                          (448,878)       (535,390)
                                                                                     -------------    ------------

                                                                                     $     409,482    $  2,400,005
                                                                                     =============    ============

The note payable to supplier includes various financial covenants, among other things, which require the Company to limit its capital expenditures to $120,000 annually, submit audited financial statements within 90 days of year end, prohibit the payment of dividends, require the Company to maintain a ratio of current assets to current liabilities of at least .60 to 1 and maintain earnings before interest expense of at least 1.5% of gross revenues. The distributions to AIC Management, Inc. in fiscal year 1994 preceded the merger of the Company and AIC Management, Inc. and were therefore not in violation of the loan covenants. The Company also had trade payables due this supplier of $1,758,352 and $1,065,825 at April 30, 1995 and 1996, respectively.

Future maturities of long-term debt are as follows:

           Year Ending April 30,
           ---------------------

                  1997                              $      535,390
                  1998                                     528,187
                  1999                                     770,194
                  2000                                     525,178
                  2001                                     576,446
                                                    --------------
                                                    $    2,935,395
                                                    ==============

NOTE 9 - CONTINGENCIES
- ----------------------

The owner of one of the Company's construction projects has disputed some of the costs charged to a job which was completed in the fourth quarter of fiscal 1996. The owner has stated that some of the disputed costs relate to mismanagement of the project causing unnecessary cost overruns. The Company contends that such costs incurred were beyond management's control and were caused by weather-related delays and ordinary problems encountered with several subcontractors. The Company has liened the project and the matter has been submitted to arbitration. The Company anticipates settlement of this claim within the next year and management has estimated the range of loss to be $6,000 to $200,000. A loss of $59,000 has been reflected in the accompanying consolidated financial statements based on management's assessment of the probable outcome of this dispute.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements



NOTE 9 - CONTINGENCIES (continued)
- ----------------------------------

Additionally, the Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial condition, liquidity or results of operations.


NOTE 10 - STOCKHOLDERS' EQUITY
- ------------------------------

In October 1993, the four stockholders of the Company transferred an aggregate of 142,599 shares of the Company's common stock as a consideration for services provided to the Company. Expense of $14,260 was recognized in fiscal 1994 for the estimated fair value of the shares transferred.

The  Company  may  issue  one or more  series  of  preferred  stock,  with  such
designations,   preferences,  rights,  dividends  and  restrictions  as  may  be determined by the Board of Directors.


NOTE 11 - FEDERAL INCOME TAXES
- ------------------------------

Deferred tax assets and liabilities as of April 30, 1995 consisted of the following:


                                                           Current            Noncurrent            Total
                                                       --------------       -------------       --------------
   Deferred tax assets:
   Net operating loss carryforwards                    $      157,000       $            -      $      157,000
   Deferred compensation and other accruals                    27,700                    -              27,700
   Other, net                                                  62,300                    -              62,300
                                                       --------------       --------------      --------------
   Total deferred tax asset                                   247,000                    -             247,000

   Less:  Valuation allowance                                (210,000)                   -            (210,000)
                                                       --------------       --------------      --------------

   Deferred tax asset, net                                     37,000                    -              37,000
                                                       --------------       --------------      --------------

   Deferred tax liability - accumulated
    depreciation                                                    -              (37,000)            (37,000)
                                                       --------------       --------------      --------------

                                                       $       37,000       $      (37,000)     $            -
                                                       ==============       ==============      ==============

Deferred tax assets and liabilities as of April 30, 1996 consisted of the following:

                                                            Current           Noncurrent            Total
                                                       --------------       --------------      --------------
           Deferred tax assets:
           Deferred compensation and other accruals    $       52,000       $            -      $       52,000

           Valuation allowance                                 (9,000)                   -              (9,000)
                                                       --------------       --------------      --------------

           Deferred tax asset, net                             43,000                    -              43,000
                                                       --------------       --------------      --------------

           Deferred tax liability - accumulated
            depreciation                                            -              (37,000)            (37,000)
                                                       --------------       --------------      --------------

                                                       $       43,000       $      (37,000)     $        6,000
                                                       ==============       ==============      ==============


                                                             F-12

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


NOTE 12 - EMPLOYEE BENEFIT PLANS
- --------------------------------

The Company sponsors a 401(k) plan (the Plan) which covers substantially all of its employees meeting minimum age and service requirements. The Plan provides for elective contributions by employees up to the lesser of 15% of the employee's compensation or the maximum limit allowed by tax regulations. Under the terms of the Plan, the Company makes matching contributions equal to 25% of the first 6% of each employee's elective contributions to the Plan. In addition, the Company may make discretionary contributions up to 15% of total participant compensation. During the years ended April 30, 1994, 1995 and 1996, the Company made contributions to the Plan of $20,965, $25,692 and $24,626, respectively.


NOTE 13 - INCENTIVE STOCK OPTION PLAN
- -------------------------------------

The Company has a Stock Option Plan (the Option Plan) pursuant to which options to purchase 200,000 shares of the Company's common stock may be granted to officers and employees of the Company or its subsidiaries and to other persons. As of April 30, 1996, no stock options had been granted pursuant to the Option Plan.

Options granted pursuant to the Option Plan may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, or "non-qualified stock options," which are options that do not meet the requirements of Section 422. Incentive options may be granted only to key employees of the Company, as defined in the Option Plan, and non-qualified options may be granted to both key employees and other persons, other than an employee of the Company, who are committed to the interests of the Company.

The Option Plan expires November 21, 2004, except as to options previously granted and outstanding under the Option Plan at that time.


NOTE 14 - INVESTMENT IN JOINT VENTURE
- -------------------------------------

The Company had an ownership interest of 13% in Saxon International Building Systems (Saxon) a Polish limited liability company in which the three major stockholders of the Company have a 26% ownership interest. The Company recognized losses from Saxon, which was accounted for on the equity method of accounting, of $36,666 for the year ended April 30, 1994. The Company's investment in Saxon had been reduced to zero at April 30, 1994, and the Company ceased recognizing its proportionate share of Saxon's losses. During 1995, the Company ceased all funding of Saxon and sold its ownership interest in Saxon to an unrelated third party. Management does not believe it has any contingent liabilities arising from its prior ownership in Saxon.

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.
                                AND SUBSIDIARIES

                   Notes To Consolidated Financial Statements


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS
- ---------------------------------------------

The Company's financial instruments consist of trade receivables, trade payables and various notes payable to banks, a financing company and a supplier. The Company believes the carrying value of these financial instruments approximate their estimated fair value.

NOTE 16 - MAJOR CUSTOMERS
- -------------------------

The following is a summary of customers accounting for ten percent (10%) or more of the Company's revenues and trade accounts receivable for the years indicated:

                                          Revenues                                            Receivables
                       ----------------------------------------------         ------------------------------------------
                                       Year Ended April 30,                                    April 30,
                       ----------------------------------------------         ------------------------------------------
                            1994             1995              1996               1994            1995            1996
                       -----------      -----------       -----------         -----------      -----------     ---------

     Customer A              19.0%            19.8%             26.0%               11%              20%            11%
     Customer B              21.6%             -                  -                  -                -              -
     Customer C               -               10.2%               -                  -                -              -
     Customer D               -                -                  -                  -               13%            -
                       -----------      -----------       -----------         -----------      -----------       -------

                             40.6%            30.0%             26.0%               11%              33%            11%
                       ===========      ===========       ===========         ===========      ===========       =======


NOTE 17 - INITIAL PUBLIC OFFERING
- ---------------------------------

The Company is preparing to register the sale of 900,000 shares of common stock and 450,000 warrants with the Securities and Exchange Commission as part of an initial public offering. Each warrant is exercisable to purchase one share of common stock at an exercise price of $5.00 per share. The Company has entered into a letter of intent with an underwriter to offer such units in a public offering on a "firm commitment basis". If the offering is consummated, the underwriter will receive underwriters' warrants to purchase a total of 90,000 shares of common stock and 45,000 warrants, each at 120% of the initial offering price for a period of four years beginning twelve months after the closing of the offering. The Company has granted registration rights with respect to the common stock and warrants underlying the underwriters' warrants.

NOTE 18 - SUBSEQUENT EVENT
- --------------------------

     In July 1996, the Company issued an aggregate of 500,100 shares of Common Stock, 3,000,000 Warrants, and $300,000 aggregate face amount of unsecured promissory notes payable in a balloon payment plus accrued interest at 10 percent per annum due on the earlier of April 24, 1997 or the closing of any public debt or equity offering by the Company or the closing of any transaction in which the Company's securities are exchanged for securities of a public entity. The Company will incur a one-time non-recurring charge to earnings of approximately $625,000 over the term of the promissory notes in connection with the 500,100 shares of common stock issued upon the closing of this transaction.

                                 * * * * * * * *

- ---------------------------------------

NO DEALER,  SALESMAN OR OTHER PERSON HAS
BEEN  AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATION OTHER THAN          AMERICAN INTERNATIONAL
THOSE  CONTAINED IN THIS PROSPECTUS AND,             CONSOLIDATED INC.
IF GIVEN OR MADE,  SUCH  INFORMATION  OR
AMERICAN  INTERNATIONAL   REPRESENTATION
MUST  NOT BE  RELIED  UPON  CONSOLIDATED
INC.  AS HAVING BEEN  AUTHORIZED  BY THE       900,000 Shares of Common Stock
COMPANY.   THIS  PROSPECTUS   SHALL  NOT          450,000 Redeemable Common
CONSTITUTE  AN  OFFER  TO  SELL  OR  THE           Stock Purchase Warrants
SOLICITATION  OF AN  OFFER  TO  BUY  NOR
SHALL   THERE   BE  ANY  SALE  OF  THESE
SECURITIES  IN ANY  STATE IN WHICH  SUCH
OFFER,  SOLICITATION  OR SALE  WOULD  BE
UNLAWFUL   PRIOR  TO   REGISTRATION   OR
QUALIFICATION  UNDER THE SECURITIES LAWS
OF        ANY        SUCH         STATE.
      ------------------------------

             TABLE OF CONTENTS
                                    Page
PROSPECTUS SUMMARY................... 6
RISK FACTORS........................  9          ---------------------------
USE OF PROCEEDS..................... 17
BUSINESS............................ 20                  PROSPECTUS
SELECTED CONSOLIDATED
  FINANCIAL DATA.................... 29          ---------------------------
MANAGEMENT'S DISCUSSION
  AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF
  OPERATIONS........................ 31
MANAGEMENT.......................... 34
EXECUTIVE COMPENSATION.............. 36
PRINCIPAL STOCKHOLDERS.............. 38
TRANSACTIONS BETWEEN THE
  COMPANY AND RELATED PARTIES....... 39
CHANGES IN AND DISAGREEMENTS
  WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE.......... 40
DESCRIPTION OF SECURITIES........... 41
SELLING SECURITIES HOLDERS.......... 45
CONCURRENT OFFERING................. 46
SECURITIES AND EXCHANGE
  COMMISSION POSITION
  ON CERTAIN INDEMNIFICATION........ 48
LEGAL MATTERS....................... 48
EXPERTS............................. 48
ADDITIONAL INFORMATION.............. 49
FINANCIAL INFORMATION............... 50


                                             Dalton Kent Securities Group, Inc.

                                                 I.A. Rabinowitz & Co.





                                                     ________________, 1996

                                           -------------------------------------

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]
                        [Logo red, white and blue flag]
                                 August 5, 1996
                                    [Red Ink]
PROSPECTUS

                    AMERICAN INTERNATIONAL CONSOLIDATED INC.

                  500,100 Shares Of Common Stock And 3,000,000
                    Redeemable Common Stock Purchase Warrants

     This Prospectus relates to 500,100 shares of Common Stock and 3,000,000 Redeemable Common Stock Purchase Warrants ("Warrants") of American International Consolidated Inc. (the "Company"). See "OFFERING BY SELLING SECURITIES HOLDERS". The Common Stock and Warrants being offered hereby were acquired by the persons named herein (the "Selling Securities Holders") pursuant to a private offering of Common Stock and Warrants (the "Private Placement") completed in July 1996.

     Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain events, at any time during the period commencing on the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.01 per Warrant at any time commencing 12 months after the date hereof, on not less than 30 days' prior written notice to the holders of the Warrants, provided that the average closing bid price of the Common Stock as reported on The Nasdaq Stock Market or the average closing sale price if listed on a national securities exchange, has been at least 150% of the then current exercise price of the Warrants, for each of the 20 consecutive business days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "DESCRIPTION OF SECURITIES-Warrants".

     The Company will receive no proceeds from the sales of the Common Stock and Warrants by the Selling Securities Holders. The Common Stock and Warrants offered by this Prospectus may be sold from time to time by the Selling Securities Holders, or by transferees. No underwriting arrangements have been entered into by the Selling Securities Holders. The distribution of the Common Stock and Warrants by the Selling Warrant Holders may be offered in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such Common Stock and Warrants as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securities Holders in connection with sales of the Warrants by Selling Securities Holders. See "OFFERING BY SELLING SECURITIES HOLDERS".

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of this Offering, or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were

                                    ALT-COVER

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

established by negotiation between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "UNDERWRITING". The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market ("NASDAQ") under the trading symbols "AICI" and "AICIW," respectively. The Company also intends to apply for listing of the Common Stock and the Warrants on The Boston Stock Exchange ("BSE") under the trading symbols "AICI" and "AICW", respectively.

     On _________ 1996, the Company completed an initial public offering of 900,000 shares of Common Stock and 450,000 Warrants through Dalton Kent Securities Group, Inc. (the "Representative") as the representatives of I. A. Rabinowitz & Co. and the other underwriters (the "Underwriters").

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT THEREIN INVOLVES A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" (PAGE 9) AND "DILUTION" (PAGE 19).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


Dalton Kent Securities Group, Inc.                     I.A. Rabinowitz & Co.



                  The date of this Prospectus is August 5, 1996



                                    ALT-COVER

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]
                               PROSPECTUS SUMMARY
The Company

     American International Consolidated Inc. (the "Company") is a manufacturer and general contractor that focuses primarily on three types of construction products: mini-warehouses and self-storage facilities; metal buildings and structural steel projects; and cold storage, including refrigerated and freezer, buildings. The Company's services range from the start, or construction design, phase to the finish, or erection, phase of a project, including general construction, construction management, design, manufacture, building, and turnkey services. The Company selects, coordinates and manages subcontractors for substantially all phases of the work, except for design, erection and manufacture of certain metal building components. The Company also provides oversight and supervision of the entire construction process for each project.

     The Company intends to take advantage of its increased capital and improved financial condition resulting from this Offering by (i) increasing revenues, operating margins and profitability through the following: establishment of an in-house trim shop, expansion of its metal buildings manufacturing facility, decreasing interest expense (from reduction of debt), obtaining raw materials purchase discounts, and decreasing bonding costs; and (ii) increasing business volume through increasing bonding capacity in order to access larger projects and other new business, undertaking planned domestic and international marketing programs, and increasing business referrals from suppliers and other business contacts. See "BUSINESS--Business Plan And Strategy" for a more detailed description of this strategy and each of these items. See also "USE OF PROCEEDS".

     The Company's principal executive and administrative offices are located at 14603 Chrisman, Houston, Texas 77039, telephone number (713) 449-9000.

     The Company was incorporated under the laws of Texas in May 1985 and changed its state of incorporation to Delaware in June 1994. In June 1996, the Company changed its name to American International Consolidated Inc. from American International Construction Inc.

The Offering

Securities Offered                      500,100   shares  of  Common  Stock  and
                                        3,000,000 Warrants to purchase one share
                                        of  Common  Stock  for  $5.00  per share
                                        during the five-year period beginning on
                                        the date of this Prospectus.  The Common
                                        Stock  and   Warrants   offered  by  the
                                        Selling   Securities    Holders,    when
                                        purchased  by buyers,  are  identical to
                                        the Common Stock and Warrants offered by
                                        the  Company  pursuant  to the  Offering
                                        Prospectus.    See,    "DESCRIPTION   OF
                                        SECURITIES"  and  "OFFERING  BY  SELLING
                                        SECURITIES HOLDERS".

Offering  Price                         $ 5.00 per  share of Common  Stock
                                        $ .10 per Warrant

Warrant Exercise Price                  $  5.00  per  share  of  Common   Stock,
                                        subject   to   adjustments   in  certain
                                        circumstances

Warrant Exercise Period The Period commencing on the date of this prospectus and expiring on __________, 2001.



                                      ALT-6

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

Shares of Common
 Stock outstanding prior to
 Offering:                                  2,900,100

Shares of Common Stock offered (1):           900,000

Shares of Common Stock outstanding
  after the Offering:                       3,800,100

Warrants outstanding prior to
  Offering:                                 3,000,000

Warrants offered:                             450,000

Warrants outstanding after
   the Offering:                            3,450,000

Shares of Common Stock  Outstanding
   after the Offering assuming
   exercise of all Warrants offered
   in Offering and previously
   outstanding:                             7,250,100

Estimated net proceeds to the
 Company (2):                             $ 3,832,500

Use of Proceeds                         The Company  will not receive any of the
                                        proceeds  from the  sales of the  Common
                                        Stock  and   Warrants   by  the  Selling
                                        Securities  Holders.  In the event  that
                                        any   holder  of   Warrants   elects  to
                                        exercise Warrants, the proceeds from the
                                        exercise  of  those   Warrants  will  be
                                        utilized  by  the  Company  for  working
                                        capital purposes. See, "USE OF PROCEEDS"
                                        and  "OFFERING  BY  SELLING   SECURITIES
                                        HOLDERS".

- --------------------

(1) Does not include (i) up to 450,000 shares of Common Stock issuable upon exercise of the Warrants included in the Offering, (ii) up to 135,000 shares of Common Stock included in the Underwriters' over-allotment option,
     (iii) up to 135,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants and the warrants issuable to the Underwriters upon the exercise of the Underwriters' Warrants, and (iv) 3,000,000 shares of Common Stock issuable upon exercise of previously outstanding warrants. See "UNDERWRITING".

(2) This amount is after deduction of aggregate selling commissions of $454,500 and of $258,000 as the unpaid portion of the other total estimated offering expenses of $395,000.

Redemption Of The Warrants              The  Warrants  are   redeemable  by  the
                                        Company  at a price of $.01 per  Warrant
                                        upon 30 days prior  written or published
                                        notice at any time  commencing 12 months
                                        after  the date of this  Prospectus  and
                                        prior to their  exercise or  expiration,
                                        provided  however,  that the closing bid
                                        quotation  for the Common Stock for each
                                        of the 20 consecutive business days end-
                                        ing  on  the  third  day  prior  to  the
                                        Company's  giving  notice of  redemption
                                        has been at  least  150  percent  of the
                                        then  effective  exercise  price  of the
                                        Warrants.     The    Warrants     remain
                                        exercisable  during  the  30-day  notice
                                        period.  Any  Warrantholder who does not
                                        exercise that holder's Warrants prior to
                                        their  expiration or redemption,  as the
                                        case  may  be,  forfeits  that  holder's
                                        right to  purchase  the shares of Common
                                        Stock   underlying  the  Warrants.   See
                                        "DESCRIPTION OF SECURITIES--Common Stock
                                        Purchase Warrants--Redemption".

                                     ALT-7

Use Of Proceeds                         The Company  will not receive any of the
                                        proceeds  from the  sales of the  Common
                                        Stock  and   Warrants   by  the  Selling
                                        Securities  Holders.  In the event  that
                                        any   holder  of   Warrants   elects  to
                                        exercise Warrants, the proceeds from the
                                        exercise of the those  Warrants  will be
                                        utilized  by  the  Company  for  working
                                        capital purposes.  See "USE OF PROCEEDS"
                                        and  "OFFERING  BY  SELLING   SECURITIES
                                        HOLDERS".

Risk Factors                            The securities  offered hereby involve a
                                        high degree of risk and substantial immediate dilution to new investors. See
                                        "CERTAIN RISK FACTORS" and "DILUTION".

NASDAQ Symbols                          Common Stock - AICI   Warrants - AICIW

Boston Exchange Symbol                  Common Stock - AIC    Warrants - AICW

Summary Selected Financial Data

     The financial statements included in this Prospectus set forth information regarding the Company as of and for the fiscal years ended April 30, 1996, 1995 and 1994 (audited). See "FINANCIAL INFORMATION". The summary selected financial data shown below is derived from, and is qualified in its entirety by, those financial statements, which are contained in the "FINANCIAL INFORMATION" section of this Prospectus.




                                 Fiscal Year Ended April 30
                                 --------------------------

                                  1995              1996
                                  ----              ----
                                 Actual            Actual

Operating Results:

Revenues.....................  $24,317,051       $31,184,828

Net Income...................      186,662           351,570

Net Income Per share (1).....          .08               .15



                                                                       Fiscal Year
                                                                           Ended
                                                                      April 30, 1996
Balance Sheet Data:                                                   As Adjusted(1)
                                                                      --------------

Working Capital (Deficit)....  (1,405,511)           836,774              2,522,774

Total assets.................    5,487,091         7,346,083              9,323,320

Long Term Debt ..............      453,868         2,412,292              1,222,292

Total liabilities............    6,059,154         7,566,576              6,086,576

Accumulated (deficit)........    (720,218)         (368,648)              (368,648)

Stockholders' equity
  (deficit)..................    (572,063)         (220,493)              3,256,744

- --------------------

(1)   As adjusted for (a) $300,000 loan  consummated in July 1996 and (b) net proceeds from this  Offering,  including  repayment of $1.2 million of long-term debt and
      $300,000 of unsecured notes. See, "USE OF PROCEEDS".

                                                ALT-8


           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Selling Securities Holders Common Stock and Warrants. In the event that any holder of Warrants elects to exercise Warrants, the proceeds from the exercise of those Warrants will be utilized by the Company for working capital purposes.

     The net proceeds to the Company from the sale of Common Stock and Warrants pursuant to the Offering Prospectus are estimated to be $3,832,500 after deducting selling commissions and other unpaid expenses of the Offering. Total selling commissions equal to ten percent of the gross offering proceeds from the Common Stock and Warrants, together with a three percent non-accountable expense allowance, will be allowed to the Underwriters upon consummation of the offering. Other expenses of the offering, estimated to be $258,650, include printing costs, legal fees, accounting fees, blue sky fees and costs, transfer agent fees, SEC, NASD and NASDAQ filing fees and other miscellaneous costs. Approximately $137,000 of the total offering expenses will have been paid prior to closing by the Company, leaving $258,000 of offering expenses and $454,500 of selling commissions to be paid from the offering proceeds. The $3,832,500 of net proceeds are expected to be allocated substantially as follows and applied in the following order of priority, during the 12 month period following the offering (1):

                                                                                         Approximate
                                                                                          Percentage
                                                                                                  of
                                                                     Approximate                 Net
                                                                          Amount            Proceeds
                                                                          ------            --------

Establish In-House Trim Shop; Expand Capacity of Metal
 Buildings Manufacturing Facility (2).........................       $   700,000               18.3%

Domestic and International Marketing Program..................           285,000                7.5%

Reduction of Secured Note to Major Supplier (3)...............         1,200,000               31.3%

Repayment of Unsecured Notes (4)..............................           300,000                7.8%

Upgrade Computer Software Systems.............................            50,000                1.3%

Reduction of Trade Accounts ..................................           300,000                7.8%

Other Working Capital (5).....................................           997,500               26.0%
                                                                         -------               -----

         TOTAL NET PROCEEDS                                           $3,832,500                100%
                                                                       =========                ====

- --------------------

(1) See "BUSINESS--Business Plan And Strategy" for a description of how the proposed allocation of proceeds of this Offering applies to the Company's plans.

(2) A portion of the proceeds for the in-house trim shop, which will be located in a portion of the metal buildings manufacturing facility, will be used for the purchase of initial inventory of trim material and of operating equipment, including a press with a bed length of 27 to 33 feet, a hemming mill machine, a button lock mill machine, a trim break machine, a cut-to-length-line machine, and four work tables. Expansion of the manufacturing facility also will include the acquisition of two 250-ton presses, four welding machines, die sets, and miscellaneous hand tools.

                                     ALT-17

           [ALTERNATE PAGE FOR SELLING SECURITIES HOLDERS' PROSPECTUS]
                           SELLING SECURITIES HOLDERS

     The Company is registering the sale of Common Stock and Warrants by persons who received an aggregate of 500,100 shares of Common Stock and 3,000,000 Warrants (the "Selling Securities Holders") in the Private Placement pursuant to exemptions from registration under federal and state securities laws. In addition, the Company is registering the exercise of those Warrants by the persons who purchase those Warrants from the Selling Securities Holders pursuant to this Prospectus and, in the alternative, the sale of Common Stock received by the Selling Securities Holders upon the exercise of the Warrants by the Selling Securities Holders. The Selling Securities Holders may sell their Warrants or Common Stock at such prices as they are able to obtain in the market, if any market develops. The Company will receive no proceeds from the sale of Warrants or Common Stock by the Selling Securities Holders. The following table sets forth the name of each Selling Securities Holder, the number of Warrants beneficially owned by each Selling Securities Holder before this Offering, the number of Warrants proposed to be sold by each Selling Securities Holder, the number of Warrants owned after this Offering assuming the sale of all the Warrants offered by the Selling Securities Holders, the number of shares of Common Stock owned by the Selling Securities Holders before the Offering, the number of shares of Common Stock to be sold by the Selling Securities Holders assuming they exercise their Warrants, and the number of shares owned by the Selling Securities Holders after the Offering.

                                                                                  Number Of Shares
                             Number of                            Number Of       Of Common Stock      Number of       Number Of
                          Warrants Owned        Warrants       Warrants Owned      Owned Before       Shares To Be   Shares Owned
           Name           Before Offering      to be Sold       After Offering      Offering(1)         Sold (2)     After Offering
- -----------------------   ---------------    -------------     ----------------   --------------       -----------   --------------

Alina Garcia                  40,000              40,000              0                46,668              46,668           0
Scott Gerard                 250,000             250,000              0               291,675             291,675           0
Richard H. Eisen             100,000             100,000              0               116,670             116,670           0
Rory Nichols                 250,000             250,000              0               291,675             291,675           0
Scott Stackman               150,000             150,000              0               175,005             175,005           0
Scott Silverman              250,000             250,000              0               291,675             291,675           0
Paul G. Leff                 250,000             250,000              0               291,675             291,675           0
Robert L. Dubofsky            20,000              20,000              0                23,334              23,334           0
Pemvi, Inc.                   80,000              80,000              0                93,336              93,336           0
George Stritas                10,000              10,000              0                11,667              11,667           0
Mogul Capital Corp.          250,000             250,000              0               291,675             291,675           0
Euro Pharmaceuticals
  Distributors Ltd.          750,000             750,000              0               875,025             875,025           0
John Donnidio                 10,000              10,000              0                11,667              11,667           0
LTA Holding Corp.             10,000              10,000              0                11,667              11,667           0
Frank Signorile               10,000              10,000              0                11,667              11,667           0
Abe Heyman                    10,000              10,000              0                11,667              11,667           0
Maria Capello                 10,000              10,000              0                11,667              11,667           0
Geneva Partners               10,000              10,000              0                11,667              11,667           0
Al Abramovic                  10,000              10,000              0                11,667              11,667           0
Princess Export
  Associates, Inc.            50,000              50,000              0                58,335              58,335           0
E.P. Ong                      10,000              10,000              0                11,667              11,667           0
Mordecai Goldzweig            10,000              10,000              0                11,667              11,667           0
Irwin and Michelle Raymer     10,000              10,000              0                11,667              11,667           0
Tammy L. Gross                60,000              60,000              0                70,002              70,002           0
Randy Bobkin                 190,000             190,000              0               221,673             221,673           0
Rifky Weiner                 200,000             200,000              0               233,340             233,340           0
                             -------             -------              -               -------             -------           -
               TOTAL       3,000,000           3,000,000              0             3,500,100           3,500,100           0

- --------------------------

(1)  Because the Warrants  currently  are  exercisable,  the shares  issuable  upon the  exercise of the  Warrants are  considered beneficially  owned by the Selling  Securities  Holders.  The number of shares underlying the Warrants shown for each Selling
     Securities  Holder  under  "Number Of Warrants  Before  Offering"  are included in the "Number Of Share Of Common Stock Owned
     Before Offering."

                                                      ALT-45


              [ALTERNATE PAGE FOR SELLING SECURITIES' PROSPECTUS]

(2) The number of shares of Common Stock to be sold assumes that the Selling Securities Holders exercise all their Warrants and elect to sell all the shares of Common Stock received upon the exercise of the Warrants and all the shares of Common Stock received in the Private Placement. Upon the exercise of the Warrants by the Selling Securities Holders, they would receive restricted shares of Common Stock pursuant to an exemption from registration under Rule 506 under the Securities Act and those shares of Common Stock could be transferred only pursuant to an effective registration statement or an exemption from registration.


                               CONCURRENT OFFERING

         The registration statement of which this Prospectus forms a part also covers 900,000 shares of Common Stock and 450,000 Warrants being offered by the Company in the Offering made pursuant to the Offering Prospectus.


                                     ALT-46

- ---------------------------------------

NO DEALER,  SALESMAN OR OTHER PERSON HAS
BEEN  AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATION OTHER THAN          AMERICAN INTERNATIONAL
THOSE  CONTAINED IN THIS PROSPECTUS AND,             CONSOLIDATED INC.
IF GIVEN OR MADE,  SUCH  INFORMATION  OR
AMERICAN  INTERNATIONAL   REPRESENTATION
MUST  NOT BE  RELIED  UPON  CONSOLIDATED
INC.  AS HAVING BEEN  AUTHORIZED  BY THE       900,000 Shares of Common Stock
COMPANY.   THIS  PROSPECTUS   SHALL  NOT          450,000 Redeemable Common
CONSTITUTE  AN  OFFER  TO  SELL  OR  THE           Stock Purchase Warrants
SOLICITATION  OF AN  OFFER  TO  BUY  NOR
SHALL   THERE   BE  ANY  SALE  OF  THESE
SECURITIES  IN ANY  STATE IN WHICH  SUCH
OFFER,  SOLICITATION  OR SALE  WOULD  BE
UNLAWFUL   PRIOR  TO   REGISTRATION   OR
QUALIFICATION  UNDER THE SECURITIES LAWS
OF        ANY        SUCH         STATE.
      ------------------------------

             TABLE OF CONTENTS
                                    Page
PROSPECTUS SUMMARY................... 6
RISK FACTORS........................  9          ---------------------------
USE OF PROCEEDS..................... 17
BUSINESS............................ 20                  PROSPECTUS
SELECTED CONSOLIDATED
  FINANCIAL DATA.................... 29          ---------------------------
MANAGEMENT'S DISCUSSION
  AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF
  OPERATIONS........................ 31
MANAGEMENT.......................... 34
EXECUTIVE COMPENSATION.............. 36
PRINCIPAL STOCKHOLDERS.............. 38
TRANSACTIONS BETWEEN THE
  COMPANY AND RELATED PARTIES....... 39
CHANGES IN AND DISAGREEMENTS
  WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE.......... 40
DESCRIPTION OF SECURITIES........... 41
SELLING SECURITIES HOLDERS.......... 45
CONCURRENT OFFERING................. 46
SECURITIES AND EXCHANGE
  COMMISSION POSITION
  ON CERTAIN INDEMNIFICATION........ 48
LEGAL MATTERS....................... 48
EXPERTS............................. 48
ADDITIONAL INFORMATION.............. 49
FINANCIAL INFORMATION............... 50


                                             Dalton Kent Securities Group, Inc.

                                                    I.A. Rabinowitz & Co.





                                                     ________________, 1996

                                           -------------------------------------
                                 ALT-Back Cover

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered.


  Registration and filing fee..................................$ 9,392
  Transfer agent's fee*..........................................3,000
  Printing and engraving*.......................................22,000
  Accounting fees and expenses*................................100,000
  Legal fees and expenses*.....................................175,000
  Blue sky fees and expenses*...................................50,000
  NASD filing fee................................................3,224
  NASDAQ listing fee............................................10,000
  Boston Stock Exchange listing fee.............................15,000
  Underwriter's non-accountable expense allowance..............136,350
  Standard & Poor's listing......................................2,380
  Miscellaneous*................................................27,654
                                                              --------
           Total*                                             $554,000
                                                              ========

- --------------------
*  Estimated

Item 14.  Indemnification Of Directors And Officers.

     The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its Certificate Of Incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

          "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends, stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective..."

     The Board Of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provisions.


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

Item 15.  Recent Sales Of Unregistered Securities.

     In July 1996, the Company sold an aggregate of 500,100 shares of Common Stock, 3,000,000 Warrants, and $300,000 aggregate face amount of promissory notes in reliance upon exemptions pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. These securities were sold solely to accredited investors in 300 units at a price of $1,000 per unit. Each unit consisted of 1,667 shares of Common Stock, 10,000 Warrants, and one promissory note in the face amount of $1,000.

Item 16.  Exhibits.

         The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.



Number            Description
- ------            -----------

 1.1           Underwriting    Agreement    between    American    International
               Consolidated Inc. ("Registrant") and Dalton Kent Securities Group, Inc.

 2.1           Agreement   And  Plan  Of   Merger  of   American   International
               Construction,   Inc.,   a   Texas   Corporation,   and   American
               International Construction Inc., a Delaware Corporation.(1)

 2.2 Plan Of Merger of American International Construction, Inc. and AIC Management, Inc.(1)

 2.3 Plan Of Merger of American International Construction, Inc. and American International Thermal Systems, Inc.(1)

 2.4 Plan Of Merger of American International Construction, Inc. and American International Building Systems, Inc.(1)

 3.1(a) Certificate Of Incorporation filed with the Delaware Secretary Of State on June 7, 1994.(1)

 3.1(b) Certificate of Amendment To The Certificate of Incorporation filed with the Delaware Secretary of Sate on July 26, 1996. 3.2 Bylaws.(1)

  4.1(a)       Specimen Common Stock Certificate.(1)

  4.1(b)       Specimen Common Stock Purchase Warrant.

  4.2          Form of Underwriter's Warrant

  4.3          Form  of  Warrant  Agreement  concerning  Common  Stock  Purchase
               Warrants.

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


   5.1 Opinion of Bearman Talesnick & Clowdus Professional Corporation concerning legality of issuance of Common Stock, Warrants, and underlying securities.

  10.1 Loan Agreement effective April 24, 1996 between and among the Company, Metal Building Components, Inc. ("MBCI"), Danny Roy
               Clemons, Ralph Leroy Farrar, Judith Ann Farrar, Jimmy Wayne Williams, Shirley Beth Williams, and John Thomas Wilson.

  10.2 Renewal, Extension And Modification Agreement effective as of September 3, 1993 between American International Construction, Inc. and Texas Commerce Bank National Association.(1)

  10.3 Renewal, Extension And Modification Agreement effective as of September 5, 1993 between American International Construction, Inc. and Texas Commerce Bank National Association.(1)

  10.4A Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American International Construction, Inc. and Texas Commerce Bank National Association.(4)

  10.4B Renewal, Extension And Modification Agreement effective as of March 5, 1995 between American International Construction, Inc. and Texas Commerce Bank National Association.(4)

  10.5         Employee Stock Option Plan.(1)

  10.8 Revised Form of Executive Service Agreement between the Company and each of John T. Wilson, Danny R. Clemons, Ralph L. Farrar and Jim W. Williams.(3)

  10.8A Schedule Identifying Material Differences Among Executive Service Agreements between the Company and each of John T. Wilson, Danny
               R. Clemons, Ralph L. Farrar and Jim W. Williams.(1)

  10.9         Executive  Service  Agreement  between  the  Company and Jimmy M.
               Rogers dated November 16, 1994.(1)

  16 Letter to Securities and Exchange Commission from the Company's former independent accountant, MELTON & MELTON, L.L.P.(2)

  22           List of subsidiaries of Registrant. (1)

  24.1 Consent of Bearman Talesnick & Clowdus Professional Corporation (included in Opinion in Exhibit 5.1).

  24.2         Consent of HEIN + ASSOCIATES LLP.

  25           Power of Attorney (included in signature page).

- ---------------------



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

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 filed with the Securities And Exchange Commission ("SEC") on December 12, 1994, File No. 33-87336.

(2) Incorporated by reference from the Company's Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on January 24, 1995, File No. 33-87336.

(3) Incorporated by reference from the Company's Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on February 15, 1995, File No. 33-87336.

(4) Incorporated by reference from the Company's Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on March 16, 1995, File No. 33-87336.


Item 17.  Undertakings.

1. The Company hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Company hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the

     Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

4.  The Company hereby undertakes that:

    (a) for purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

    (b) for the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 5, 1996.

                                    AMERICAN INTERNATIONAL CONSOLIDATED INC.


                                    By:  /S/  JOHN T. WILSON
                                       -----------------------------------------
                                        John T. Wilson, Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint John T. Wilson or Jim W.
Williams, and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to ex cute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                     Title                             Date
- ----------                     -----                             ----



/S/  JOHN T. WILSON      Chief Executive Officer and            August 5, 1996
- --------------------     Director
John T. Wilson



/S/  DANNY R. CLEMONS   President/Mini-Warehouse                August 5, 1996
- ---------------------   Division and Director
Danny R. Clemons




/S/  RALPH L. FARRAR    President/Metal Buildings               August 5, 1996
- ---------------------   Divison, Secretary and Director
Ralph L. Farrar


/S/  JIM W. WILLIAMS    Chief Financial Officer, Vice          August 5, 1996
- --------------------    President/Finance, Principal
Jim W. Williams         Financial Officer, Principal
                        Accounting Officer, and
                        Assistant Secretary